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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2018 Annual Meeting and Proxy Statement

ETHAN ALLEN®

WEDNESDAY, NOVEMBER 14, 2018 • 10:00 A.M. EST • 25 LAKE AVENUE EXT. • DANBURY, CT 06811

ETHAN ALLEN INTERIORS INC.

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, November 14, 2018
10:00 AM (ET)
Ethan Allen International Corporate Headquarters
25 Lake Avenue Extension
Danbury, Connecticut 06811-5286

To our Stockholders:

                You are cordially invited to attend the Ethan Allen Interiors Inc. 2018 Annual Meeting of Stockholders (the "Annual Meeting"). This meeting will be held at 10:00 a.m. (ET) on Wednesday, November 14, 2018, at the Ethan Allen International Corporate Headquarters, 25 Lake Avenue Extension, Danbury, Connecticut 06811.

                The 2018 Annual Meeting of Stockholders of Ethan Allen Interiors Inc. will be held for the purpose of considering and acting upon the following matters:

Proposal 1.	to elect seven directors to serve until the 2019 Annual Meeting of Stockholders;
Proposal 2.	to approve by a non-binding advisory vote, named executive officer compensation;
Proposal 3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year; and

                to transact such other business as may properly come before the meeting.

                You may vote if you were a shareholder of record at the close of business on September 17, 2018. Whether or not you plan to attend the Annual Meeting, we urge you to read the proxy statement carefully and to vote in accordance with the Board of Directors' recommendations. You should vote by the deadlines specified in the proxy statement, and may do so by telephone or internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. These proxy materials are first being made available on or around October 2, 2018.

                Following the formal business of the Annual Meeting, our Chairman & Chief Executive Officer will provide prepared remarks, followed by a question and answer session.

                Thank you for your continued support.

BY ORDER OF THE BOARD OF DIRECTORS

Eric D. Koster
 Corporate Secretary
October 2, 2018

Proxy Voting

Even if you plan to attend the Annual Meeting, please vote as soon as possible using one of the following methods:

Online www.proxyvote.com	By Phone 1-800-690-6903	By Mail Completing, dating, signing and returning your proxy card

i

ii

ETHAN ALLEN INTERIORS INC.
25 Lake Avenue Ext., Danbury, Connecticut 06811

PROXY STATEMENT
For the 2018 Annual Meeting of Stockholders

October 2, 2018

PROXY STATEMENT

                This proxy statement (this "Proxy Statement") and the accompanying proxy or voting instruction card relate to the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Ethan Allen Interiors Inc., a Delaware corporation ("Ethan Allen") to be held at the Ethan Allen Corporate Headquarters, 25 Lake Avenue Extension, Danbury, Connecticut 06811 at 10:00 a.m., Eastern Time, on Wednesday, November 14, 2018.

                The Board of Directors of the Company (the "Board of Directors" or the "Board") is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the Annual Meeting, whether or not such stockholder attends in person. A proxy authorizes a person other than a stockholder, called the "proxyholder," who will be present at the Annual Meeting, to cast the votes that the stockholder would be entitled to cast at the Annual Meeting if the stockholder were present in person. It is expected that this Proxy Statement and the accompanying proxy or voting instruction card will be first mailed or delivered to our stockholders beginning on or about October 2, 2018.

                When used in this Proxy Statement, "we," "us," "our," "Ethan Allen" or the "Company" refers to Ethan Allen and its subsidiaries collectively or, if the context so requires, Ethan Allen individually.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 14, 2018.

The Notice of the 2018 Annual Meeting of Stockholders, the proxy statement and the 2018 Annual Report to Stockholders are available at www.proxyvote.com.

PROXY SUMMARY

Proposals and Voting Recommendations

                Stockholders are being asked to vote on the following matters at the 2018 Annual Stockholder Meeting:

Our Board's Recommendation
ITEM 1. Election of Directors
The Board and the Corporate Governance & Nominations Committee believe that the seven director nominees possess the necessary qualifications and experiences to provide quality advice and counsel to the Company's management and effectively oversee the business and the long-term interests of stockholders.	FOR each Director Nominee
ITEM 2. Advisory Vote to Approve Executive Compensation
The Company seeks a non-binding advisory vote to approve the compensation of its Named Executive Officers as described in the Compensation Discussion and Analysis and the Compensation Tables. The Board values shareowners' opinions, and the Compensation Committee will take into account the outcome of the advisory vote when making future executive compensation decisions.	FOR
ITEM 3. Ratification of the Appointment of KPMG LLP as Independent Auditors
The Audit Committee and the Board believe that the retention of KPMG LLP to serve as the Independent Auditors for the fiscal year ending June 30, 2019 is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee's selection of KPMG LLC as our Independent Auditors.	FOR

                The Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders and to enhance the creation of long-term stockholder value. The Board has adopted Corporate Governance Guidelines that support this belief, strengthens Board and management accountability and comply with the corporate governance requirements imposed by the U.S. Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"), including, among others:

GOVERNANCE HIGHLIGHTS

Board Practices
✓
Lead Independent Director, elected by independent directors

✓
Annual election of all directors with majority voting standard

✓
Director term and tenure limits

✓
Strategy and risk oversight by full Board and committees

✓
Independent executive sessions at every Board Meeting

✓
Regular Board, committee and director evaluations

✓
Independent Audit, Compensation and Governance & Nominations Committees

✓
Refreshed Board; independent director average tenure 4 years

✓
Robust director nominee selection process

Stockholder Matters
✓
Long-standing active stockholder engagement

✓
Annual advisory vote on executive compensation

✓
Stockholder proxy access

✓
Stockholder right to call special meetings

✓
No poison pill in place

✓
Robust stockholder outreach

Other Best Practices
✓
Long-standing commitment to environmental stewardship

✓
Long-standing commitment toward social responsibility

✓
Published Corporate Governance Guidelines

✓
Stock Ownership Guidelines for directors and executives

✓
No hedging and no pledging policy

BOARD OF DIRECTORS

                Ethan Allen Interiors Inc. is a vertically integrated interior design and home furnishings company, serving consumers around the world. To effectively manage our enterprise requires a strong governance foundation, as well as leadership with an understanding of the diverse needs of our consumers and associates. The composition of the Board reflects an appropriate mix of skill sets, experience, and qualifications that are relevant to the business and governance of the Company. Each individual Director epitomizes the Company's Leadership Principles, possesses the highest ethics and integrity, and demonstrates commitment to representing the long-term interests of the Company's stockholders. Each director also has individual experiences that provide practical wisdom and foster mature judgment in the boardroom. Collectively, the directors bring business, international, government, technology, marketing, retail operations, and other experiences that are relevant to the Company's vertical operations. The Board of Directors has general oversight responsibility for the Company's affairs pursuant to the Company's Amended and Restated Articles of Incorporation and By-Laws, and the committee charters, corporate governance guidelines and other policies under which the Company operates. The Board is deeply involved in the Company's strategic planning process, leadership development, succession planning, and oversight of risk management. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company's stockholders and is committed to strong corporate governance, as reflected through its policies and practices.

BOARD INDEPENDENCE

                The Board of Directors has determined that nominees James B. Carlson, John J. Dooner, Jr., Domenick J. Esposito, Mary Garrett, James W. Schmotter and Tara I. Stacom (six nominees for the Board of Directors) are independent directors within the meaning of the listing standards of the NYSE. The Board determined that these directors and nominees not only met all "bright-line" criteria under the NYSE rules, but also that, based on all known relevant facts and circumstances, there did not exist any relationship that would compromise the independence of these directors. In order to be considered "independent" by the Board of Directors, a director must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and must (ii) not have any material relationship (either directly or as a partner, stockholder or officer of an organization) with us or any of our affiliates or any of our executive officers or any of our affiliates' executive officers.

Snapshot of 2018 Independent Director Nominees

BOARD LEADERSHIP STRUCTURE

                The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.

                At present, the Board of Directors has chosen to continue combining the two roles of Chairman and Chief Executive Officer. The Board believes that the best interests of the Company are served by Mr. Kathwari serving in both roles taking account of his unique long-standing tenure with, and investment in, the Company and also the Board's utilization of a strong Lead Independent Director. The Board of Directors believes that this governance structure provides the basis for clear, efficient executive authority in the Company, especially taking into account the Company's flat management structure, while balancing appropriate oversight by the Board of Directors.

Lead Independent Director

                Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, the Board shall select a Lead Independent Director from among the members of the Board who are determined by the Board to be independent. The selection of the

Lead Independent Director occurs at the annual planning meeting of the Board of Directors. The Lead Independent Director has such clearly delineated duties and responsibilities as set forth in our Corporate Governance Guidelines. While the Board has chosen to continue combining the two roles of Chairman and Chief Executive Officer, it believes that a suitably empowered Lead independent director who is expressly authorized to exert de facto control of the Company by asserting independent leadership of the Board, further promotes the Board's independence from management. The Board formally designated Dr. James W. Schmotter, an independent, non-executive director, as its Lead Independent Director through the Annual Meeting. He organizes and chairs meetings of the independent directors and organizes, facilitates and communicates observations of the independent directors to the Chief Executive Officer, although each director is free to communicate directly with the Chief Executive Officer. The duties and responsibilities of our Lead Independent Director are set forth in our Corporate Governance Guidelines and include, among others:

  •
  presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management or independent members of the Board;

  •
  serving as liaison between the Chairman and the independent members of the Board;

  •
  having the authority to call meetings of the independent members of the Board;

  •
  if requested by a major shareholder, ensuring that he or she is available for consultation and direct communication; and

  •
  performing such other duties as the Board may from time to time delegate to assist the Board of Directors in the fulfillment of its duties.

STOCKHOLDER OUTREACH & COMMUNICATION WITH DIRECTORS

                During fiscal 2018, the Board and management held one investor conference to allow direct interaction and communication amongst the Company and its stockholders and the investment community. Stockholders or interested parties may communicate with the Chairman, the Lead Independent Director, the full Board of Directors, a full committee, individual committee members or individual directors by sending communications to the Office of the Secretary, Ethan Allen Interiors Inc., PO BOX 1966, Danbury, Connecticut 06813-1966 for forwarding to the appropriate director(s). Please specify to whom your correspondence should be directed and the nature of your interest in the Company. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

                The Secretary shall review any such correspondence and forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Typically, the Secretary would not forward to the Board communications of a personal nature or not related to the duties and responsibilities of the Board, including junk mail, mass mailings, advertisements, magazines, solicitations, job inquiries, opinion surveys or polls.

                Additional investor information is available at www.ethanallen.com/investors. Stockholders may also electronically submit their communications to the following e-mail address: ETHBoard@ethanallen.com.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

                While risk management is primarily the responsibility of our management, the Board of Directors provides overall risk oversight focusing on the most significant risks. The Board of Directors oversees an enterprise-wide approach to risk management, designed to identify risk areas and provide oversight of the Company's risk management, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of the Board's risk management is to understand the risks the Company faces and what steps management is taking to mitigate those risks. The Board of Directors participates in discussions with management concerning the Company's overall level of risk, the Company's business strategy and organizational objectives which are all integral components of its assessment of management's tolerance for risk.

                The Company has implemented a Company-wide enterprise risk management process to identify and assess the major risks and develop strategies for controlling, mitigating and monitoring risk. As part of this process, information is gathered throughout the Company to identify and prioritize these major risks. The identified risks and risk mitigation strategies are validated with management and discussed with the Audit Committee on an ongoing basis.

                The Audit Committee reviews our risk management programs and regularly reports on these items to the full Board. Our Internal Audit group is responsible for monitoring the enterprise risk management process and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee discusses financial and operational risks with our Chief

Executive Officer and Chief Financial Officer and receives reports from other members of senior management with regard to our identified risks.

                The Compensation Committee is responsible for overseeing any risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements of our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive or inappropriate risk-taking by our executive officers.

                Finally, cybersecurity is a critical part of risk management for the Company. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity, the Board receives regular reports from management, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments.

                Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or the Audit Committee.

COMMITTEE CHARTERS, CODE OF CONDUCT AND CORPORATE GOVERNANCE GUIDELINES

                The Company's Code of Business Conduct and Ethics (the "Code of Conduct"), Corporate Governance Guidelines and the charters of its Audit Committee, Compensation Committee and Corporate Governance & Nominations Committee are available on the Company's website at www.ethanallen.com/governance. You may also request printed copies of the Code of Conduct, the Governance Guidelines or the committee charter(s), free of charge, by sending a written request to our Corporate Secretary at Ethan Allen Interiors Inc., PO BOX 1966, Danbury, CT 06813-1966.

                The Board has approved a set of corporate governance guidelines in accordance with rules of the NYSE. These guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The Corporate Governance Guidelines cover, among other things, the duties and responsibilities of and independence standards applicable to our directors. The Corporate Governance Guidelines also cover the Board's role in overseeing executive compensation, compensation and expenses of non-management directors, communications between stockholders and directors, and Board committee structures and assignments.

                Our Code of Conduct requires that each individual deal fairly, honestly and constructively with governmental and regulatory bodies, customers, suppliers and competitors. It prohibits any individual's taking unfair advantage through manipulation, concealment, abuse of privileged information or misrepresentation of material facts. It imposes an express duty to act in the best interests of the Company and to avoid influences, interests or relationships that could give rise to an actual or apparent conflict of interest. Further, it also prohibits directors, officers and employees from competing with us, using Company property or information, or such employee's position, for personal gain, and taking corporate opportunities for personal gain. Waivers of our Code of Conduct must be explicit. Any waiver of the Code of Conduct for directors or executive officers may only be made by the Board or the Corporate Governance & Nominations Committee, and any waivers or amendments will be publicly communicated, as appropriate, including by a posting on our website within four business days. We granted no waivers under our Code of Conduct in fiscal 2018.

                Sustainability practices are a fundamental part of our Company's operations. Our Board, along with our customers, investors, employees and other stakeholders, understand that a modern approach to running our Company must be aligned with a commitment to sustainability. We believe that integrating our social and environmental values into our business as part of that commitment generates long-term value for our business, our stockholders and the global community at large. In addition to our overall dedication to ethical and accountable business practices, our corporate social responsibility commitments include the areas of environmental sustainability and community connections. We believe that these commitments create value for our stockholders and help position us to continuously improve business performance. Our strategy focuses our efforts on those areas most significant to our business, including health and safety, environmental stewardship, community and stakeholder engagement, human rights, and transparency. As part of our commitment, the Board and its committees are actively engaged in overseeing our sustainability practices and to ensure focus on these topics starts from the top. The Board oversees policies, positions and systems for environment, health, safety and social responsibility, compliance and risk management. The Company's 2018 Sustainability Report is available at www.ethanallen.com/investors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                During fiscal 2018, there were four regularly scheduled meetings of the Board of Directors including the meeting in connection with the 2017 Annual Meeting of Stockholders. Independent directors also met four times in executive session without management present. The Lead Independent Director, currently Dr. James W. Schmotter, chaired the executive sessions.

                All directors are expected to attend all regularly scheduled and special Board of Directors meetings, independent director meetings and committee meetings, as appropriate. The Board of Directors realizes that scheduling conflicts may arise from time to time which prevent a director from attending a particular meeting. However, it is the Board's explicit policy that each director shall give priority to his or her obligations to the Company. All directors who then held office attended the 2017 Annual Meeting of Stockholders. In fiscal year 2018, there was 100% attendance by each director at each of the four regularly scheduled Board of Directors meetings, and for directors serving on such committees, there was 100% attendance at the four regularly scheduled Audit Committee meetings, two regularly scheduled Compensation Committee meetings, and two regularly scheduled Corporate Governance & Nominations Committee meetings. As set forth in our Corporate Governance Guidelines, the Company's policy is to expect the resignation of any director who is absent from more than twenty-five percent of regularly scheduled Board meetings or committee meetings in a fiscal year.

                The Board of Directors has established three standing committees: the Audit Committee; the Compensation Committee; and the Corporate Governance & Nominations Committee. Committee memberships of each nominee and continuing or current director are set forth below:

Name	Audit Committee	Corporate Governance & Nominations Committee	Compensation Committee	Lead Independent Director

James B. Carlson	Member		Chairperson

John J. Dooner, Jr		Chairperson	Member

Domenick J. Esposito	Chairperson		Member

Mary Garrett	Member

James W. Schmotter	Member	Member		✓

Tara I. Stacom		Member

                Additionally, the Board of Directors determined that each of the members of the standing committees is (i) independent within the meaning of the listings standards of the NYSE, including the additional requirements applicable to members of the audit and compensation committees, as applicable, (ii) non-employee directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) and (iii) outside directors (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). See "Corporate Governance".

Audit Committee

                The Audit Committee operates under a written charter, which was adopted by the Board. Pursuant to its charter, on behalf of the Board of Directors, the Audit Committee oversees the Company's financial statements, auditors, financial statement audits, financial reporting process, system of internal accounting and financial controls, and internal audit function. In so doing, the Committee seeks to maintain free and open communication between the Committee and the Company's independent registered public accountants, the internal auditors and management. The Audit Committee is also responsible for review and approval of any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are further described in "Audit Committee Report" and the Audit Committee charter.

                Each of the current members of the Audit Committee is an independent director within the meaning of the applicable rules and regulations of the SEC and the NYSE. The Board has determined that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards. The Audit Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Audit Committee met five times during 2018. A report of the Audit Committee is set forth elsewhere in this proxy statement.

Compensation Committee

                The Compensation Committee determines our compensation policies and the level and forms of compensation provided to our Board members and executive officers, as discussed more fully under "Compensation Discussion and Analysis". In addition, the Compensation Committee reviews and approves stock-based compensation for our directors, officers and employees, and oversees the administration of our Stock Incentive Plan. Additionally, the Compensation Committee approves the "Compensation Discussion and Analysis" with respect to compensation of the Company's executive officers in accordance with applicable rules of the SEC. The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Committee.

                Each of the current members of the Compensation Committee is an independent director within the meaning of the applicable NYSE rules, including the enhanced independence requirements applicable to members of compensation committees. The Compensation Committee meets a minimum of two times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Compensation Committee held four meetings and individual Compensation Committee members communicated, when necessary, by telephone or other means during fiscal 2018. A report of the Compensation Committee is set forth elsewhere in this proxy statement.

Corporate Governance & Nominations Committee

                The duties of the Corporate Governance & Nominations Committee include, but are not limited to, the duty to: (i) develop qualification criteria for the members of the Board of Directors and nominate or recommend to the Board of Directors individuals to serve on the Board of Directors; (ii) review, annually, the qualifications of each member of the Board of Directors; (iii) review and monitor the Company's corporate governance policies and guidelines, including the Company's trading policy for its directors and executive officers; and (iv) make an annual assessment of the Board of Directors' performance and report to the Board of Directors.

                The Corporate Governance & Nominations Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in the By-Laws. The By-Laws of the Company permit stockholders, as of the Record Date, to nominate director candidates at the Annual Meeting, subject to certain notification requirements. Additionally, in 2016, the Board adopted a balanced and market-standard proxy access By-law in step with the public companies that have adopted proxy access. Our By-laws permit a stockholder, or group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials up to the greater of two directors or 20% of our Board. Stockholders and nominees must satisfy the requirements set forth in the by-laws in connection with such nominations. We believe that this by-law provision provides meaningful, effective and accessible proxy access rights to our stockholders, and balances those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders. See "Stockholder Proposals and Nomination of Directors" under "Questions and Answers" for information on how to submit a proposal or nominate a director.

                Each of the current members of the Corporate Governance & Nominations Committee is an independent director within the meaning of the listing standards of the NYSE. The Corporate Governance & Nominations Committee meets a minimum of two times a year, and holds such additional meetings as it deems necessary to perform its responsibilities. The Corporate Governance & Nominations Committee held four meetings and individual Corporate Governance & Nominations Committee members communicated, when necessary, by telephone or other means during fiscal 2018.

                The Corporate Governance & Nominations Committee seeks candidates who demonstrate a willingness and ability to prepare for, attend and participate in all Board of Directors and committee meetings and whose experience and skill would complement the then existing mix of directors. Among the criteria used to evaluate nominees for the Board is diversity of viewpoints, background and experience, including diversity of race, gender, ethnicity, age and cultural background. The Board believes that such diversity provides varied perspectives which promote active and constructive dialogue among Board members and between the Board and management, resulting in more effective oversight. The Board believes this diversity is amply demonstrated in the varied backgrounds, experience, qualifications and skills of the current and proposed members of the Board. In the Board's executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the members of the Board reflect such diversity and whether such diversity contributes to a constructive and collegial environment.

                The Corporate Governance & Nominations Committee gathers suggestions as to individuals who may be available to meet the Board of Directors' future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which a member of the Corporate Governance & Nominations Committee or the Board of Directors has had business dealings, and undertakes a preliminary review of the individuals suggested. Candidates recommended by stockholders will be considered in the same manner as other candidates. At such times as the Corporate Governance & Nominations Committee determines that a relatively near-term need exists and the Corporate Governance & Nominations Committee believes that an individual's qualities and skills would complement the then existing mix of directors, the Corporate Governance & Nominations Committee or its Chair will contact the individual. The Chair will, after such contact, discuss the individual with the Corporate Governance & Nominations Committee. Based on the Corporate Governance & Nominations Committee's evaluation of potential nominees and the Company's needs, the Corporate Governance & Nominations Committee determines whether to nominate the individual for election as a director. While the Corporate Governance & Nominations Committee has not, in the past, engaged any third-party firm or consultant to identify or evaluate nominees, in accordance with its charter, may do so in the future.

                The Corporate Governance & Nominations Committee unanimously recommended the nominees named in this Proxy Statement as the individuals with the experience, industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of all stockholders best qualified to execute our strategic plan and create value for all our stockholders.

PROPOSAL 1: ELECTION OF DIRECTORS

                At the Annual Meeting, each of the seven nominees described below will stand for re-election to serve as directors until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The seven nominees were nominated by the Board of Directors in accordance with recommendations by our Corporate Governance & Nominations Committee. Each nominee has consented to being named in this Proxy Statement as a nominee for election as a director and agreed to serve if elected. All of the seven nominees described below are currently members of the Board of Directors. The information set forth below includes, with respect to each nominee for election as director, his or her age, present principal occupation, specific expertise, qualifications and skills along with other business experience, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to each nominee's nomination as a director, in light of the Company's business.

                Each director is elected annually by a majority of the votes cast. This means that the number of votes cast "FOR" a director nominee's election must exceed 50% of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. Abstentions and broker non-votes are not counted as votes cast. It is the intention of the persons named as proxies in the accompanying proxies submitted by stockholders to vote for the seven nominees described below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee becomes unable or unwilling to serve at the time of the Annual Meeting, or for good cause will not serve as a director, the persons named as proxies will have discretionary authority to vote for the remaining nominees and for a substitute nominee(s) to fill the vacancy unless the Board reduces the number of directors to be elected at the Annual Meeting. Alternatively, the Board of Directors may choose to reduce the size of the Board, as permitted by our Amended and Restated By-Laws (the "By-Laws"). It is not anticipated that any nominee will be unavailable or will decline to serve as a director.

The Board of Directors unanimously recommends that you vote FOR each of the seven nominees.

BOARD OF DIRECTORS – EXPERIENCE AND SKILLS

Ethan Allen Board Nominees	CEO or Senior Executive Level Experience	Risk Management	International Experience	Operating Experience	Retail and Ecommerce Experience	Finance Experience	Real Estate Experience	Marketing and Brand Building Expertise

M. Farooq Kathwari	✓	✓	✓	✓	✓	✓	✓	✓

James B Carlson	✓	✓	✓			✓	✓

John J. Dooner, Jr.,	✓	✓	✓	✓		✓		✓

Domenick J. Esposito	✓	✓		✓		✓		✓

Mary Garrett	✓	✓	✓	✓	✓	✓		✓

James W. Schmotter	✓	✓	✓	✓		✓		✓

Tara I. Stacom	✓	✓		✓		✓	✓	✓

DIRECTOR NOMINEES FOR ELECTION

Farooq Kathwari HOME FURNISHINGS INDUSTRY LEADER

Mr. Kathwari is the chairman, president and principal executive officer of Ethan Allen Interiors Inc. He has been president of the Company since 1985 and chairman and principal executive officer since 1988. He holds BAs in English Literature and Political Science from Kashmir University and an MBA in International Marketing from New York University. He is also the recipient of three honorary doctorate degrees.

Director since 1985 Age: 74 Board Committees: • Chairman of the Board

Specific Qualifications, Attributes, Skills and Experience:

Mr. Kathwari serves in numerous capacities at several nonprofit organizations. He is an advisory member of the New York Stock Exchange; former chairman of the National Retail Federation; a member of the Board of Overseers of the International Rescue Committee; Chairman Emeritus of Refugees International; a member of the International Advisory Council of the United States Institute of Peace; and a member of the advisory board of the Center for Strategic and International Studies.

Among his recognitions, Mr. Kathwari is a recipient of the 2018 Ellis Island Medal of Honor and has been inducted into the American Furniture Hall of Fame. He has been recognized as an Outstanding American by Choice by the U.S. government. He has received the Yale School of Management's Chief Executive Leadership Institute Lifetime of Leadership Award; the National Retail Federation Gold Medal; and Ernst & Young's Entrepreneur of the Year Award. He has also been recognized by Worth magazine as one of the 50 Best CEOs in the United States.

Mr. Kathwari has extensive experience and knowledge of the history of the Company and the furniture industry as well as extensive experience in growing and managing a business. Mr. Kathwari possesses insight into retailing, marketing, manufacturing, finance and strategic planning from experience with the Company as well as his broad experience with both for-profit and not-for-profit organizations which has given him perspectives from other industries valuable to his service to the Company.

James B. Carlson LEADER IN THE LEGAL AND FINANCIAL INDUSTRIES

Mr. Carlson who has been practicing law since 1981, currently is a member of the law firm Mayer Brown, LLP, where he has been a partner since 1998. From 1997 through 2004, he was the Partner-in-Charge of the firm's New York Office, and also served as the firm's Global Practice Leader from 2004 through 2008.

Director since 2013 Age: 63 Board Committees: • Compensation - Chair • Audit

Specific Qualifications, Attributes, Skills and Experience:

Mr. Carlson, serves as an Adjunct Professor at the New York University School of Law, teaching Securities and Capital Markets Regulation since 1996. From 2009 through 2011, he also taught Derivatives and Changing Regulation at the School of Law, and from 2010 through 2012, he taught Microfinance and Access to Finance for the Global Poor as an Adjunct Professor at the NYU Stern School of Business. Mr. Carlson brings extensive knowledge in corporate and financial strategies, and is a highly regarded member of both the legal and business communities.

John J. Dooner, Jr. LEADER IN MARKETING AND STRATEGIC COMMUNICATIONS

Mr. Dooner recently established The Dooner Group, a marketing communication consultancy, and serves as Chairman Emeritus of McCann Worldgroup ("McCann"), a company he formed in 1997 and of which he had been Chief Executive Officer from its founding until 2011.

Director since 2011 Age: 70 Board Committees: • Nominations - Chair • Compensation

Specific Qualifications, Attributes, Skills and Experience:

Under Mr. Dooner's leadership, McCann grew to be one of the world's largest marketing communications organizations, with operations in over 125 countries with a client roster that includes preeminent global marketers and many of the world's most famous brands. Prior to assuming that position, Mr. Dooner was Chief Executive Officer of McCann Erickson Worldwide, a post he assumed in 1992. Mr. Dooner serves on several not for profit organizations including as Chairman of St. Thomas University based in Miami Florida. He is Past Chairman Board of Trustees and Past Brand Platform Chairman of United Way Worldwide based in Washington, DC. Mr. Dooner brings extensive advertising and branding expertise to the Company.

Domenick J. Esposito LEADER IN THE FINANCIAL SERVICES INDUSTRY

Mr. Esposito has been a practicing CPA since 1974. Currently, he is the Chief Executive Officer of ESPOSITO CEO2CEO and a Board member at three privately held valuation services firms. From 2002 to 2016, Mr. Esposito was a senior partner and member of the Executive Board at CohnReznick LLP. From 2001 through 2002, he was Vice Chairman of BDO, and from 1979 through 2001 he served as a member of Grant Thornton LLP, where he became partner in 1981, and the firm's Chief Executive Officer in 1999.

Director since 2015 Age: 71 Board Committees: • Audit - Chair • Compensation

Specific Qualifications, Attributes, Skills and Experience:

Prior to 1979, Mr. Esposito served as a member of Price Waterhouse. He has been a member of the NASDAQ Listing and Qualifications Committee and recently served on the NASDAQ Listing and Qualifications Panel. He formerly served as the leader of the New York State Society of CPA's Committee for Large and Medium Sized Firms Practice Management, and was also an Adjunct Professor at C.W. Post / Long Island University. Mr. Esposito's extensive public accounting background strengthens the oversight of our financial controls and reporting.

Mary Garrett LEADER IN TECHNOLOGY AND MARKETING

Ms. Garrett retired from IBM in December 2015 after a distinguished 34-year career with positions in marketing, sales and engineering. In her most recent position at IBM, as CMO of Global Markets, she led the development and execution of unique marketing and communication strategies encompassing cloud computing, cognitive/data analytics and cybersecurity in 170 countries around the world.

Director since 2016 Age: 59 Board Committees: • Audit

Specific Qualifications, Attributes, Skills and Experience:

Previously, Ms. Garrett led global marketing for IBM Global Technology Services and also held P&L responsibility for the $6B enterprise segment for that business. She has earned a patent for her work in speech recognition as an engineer in IBM's research division. Ms. Garrett also serves on the Board at Hill-Rom Corporation (NYSE:HRC), a global medical technology company where she is also a member of the audit committee. Ms. Garrett is the Immediate Past Chairperson of the Board for the American Marketing Association and an active mentor in W.O.M.E.N. in America, a professional development group aimed at advancing promising professional women. Recently, she joined the strategic planning committee and the technology committee of the Western Connecticut Health Network. Ms. Garrett's significant technology and marketing experience is a valuable addition to our Board.

Dr. James W. Schmotter LEADER IN HIGHER EDUCATION ADMINISTRATION

Dr. Schmotter is President Emeritus of Western Connecticut State University from which he retired in June 2015. He previously served as Western Michigan University's Dean of the Haworth College of Business, the Dean of the College of Business and Economics at Lehigh University in Pennsylvania, as well as Associate Dean and Director of International Studies at the Johnson Graduate School of Management at Cornell University.

Director since 2010 Age: 71 Board Committees: • Lead Independent Director • Nominations • Audit

Specific Qualifications, Attributes, Skills and Experience:

Dr. Schmotter has served as a managing director of the Southwest Michigan Innovation Center, as chair of the board of directors of the United Way of Western Connecticut and Junior Achievement of Kalamazoo (Michigan), as a corporator of the Savings Bank of Danbury, as a director of Fairfield County's Community Foundation and as a director of the Greater Danbury Chamber of Commerce and the Latino Scholarship Fund (Connecticut). He is currently a consultant with CBT University Consulting, as well as a member of the board of directors of the Dunes of Naples II Condominium Association and the Naples Council on World Affairs (Florida). A recipient of the Walter F. Brady, Jr. Award for the Advancement of Higher Education in Connecticut, he has consulted for various multinational companies and universities on three continents and has, since 2011, chaired accreditation review teams for three New England universities. Dr. Schmotter's strong leadership, educational, and governmental background provides key insight and experience in strategic planning, international/global issues, and communicating with younger customers, which are assets in his service to the Company.

Tara I. Stacom LEADER IN REAL ESTATE AND FINANCIAL INDUSTRIES

Ms. Stacom is an Executive Vice Chairman of Cushman & Wakefield, a worldwide commercial real estate firm with 43,000 employees. During her 35-year career, Ms. Stacom has been responsible for executing in excess of 40 million square feet and some of the largest and most complex leasing, sales, and corporate finance real estate transactions—including, most recently, acting as exclusive leasing agent for One World Trade Center.

Director since 2015 Age: 60 Board Committees: • Nominations

Specific Qualifications, Attributes, Skills and Experience:

Ms. Stacom has been serving on the Board of Trustees at Lehigh University since 2003 where she earned her Bachelor of Science degree in Finance. She is a founder of ire@l, a real estate minor in the business college at Lehigh University. In recognition of her commitment and many years of service to Lehigh University, as well as Greenwich Academy, Ms. Stacom has received prestigious Alumni Awards from both organizations. Ms. Stacom serves as a Director of the Realty Foundation of New York, and is a Member of the Real Estate Board of New York serving on its Ethics Committee. Ms. Stacom is a "Director's Circle Member" of Girls, Inc. and a Board Member of Right to Dream. She is the recipient of Crain's New York Business 100 Most Influential Women in New York City Business, and is a Realty Foundation of New York honoree. She was awarded "Woman of the Year" of the New York Executives in Real Estate (WX), and Real Estate New York and Real Estate Forum's Women of Influence. She received Northwood University's Distinguished Women's Award in recognition of the enormous contribution she has made to communities, businesses, volunteer agencies, and public and private sector services worldwide. She has also been honored by the Visiting Nurse Service of New York and the New York Police Athletic League. Ms. Stacom was honored with the Real Estate Board of New York's highest achievement, the 2011 Most Ingenious Deal of the Year (First Place Henry Hart Rice Award) for the leasing of One World Trade Center. Ms. Stacom brings extensive knowledge of commercial real estate and finance to the Board.

DIRECTOR COMPENSATION

                For fiscal 2018, each independent director received $60,000 per annum and an annual stock option award. The number of stock options awarded was determined by dividing the market price of the Company's stock at the grant date into $100,000. Additional quarterly fees are paid to the chairperson of each of the committees as follows: Audit Committee $4,000; Compensation Committee $2,000; and Nominations Committee $2,000. If a committee holds more than four meetings (either in person or telephonically) on days when the full Board does not meet, committee members will be paid an additional $1,000 for each additional meeting beginning with the fifth such meeting. Employee directors do not receive additional compensation for serving on the Board of Directors. Directors serving on committees for part of a year receive a pro rata share of fees.

Name	Fees earned or paid in cash	Option awards (1)	Total

James B. Carlson (2)	$ 68,000	$ 22,514	$ 90,514

John J. Dooner, Jr. (3)	66,000	$ 22,514	88,514

Domenick J. Esposito (4)	76,000	$ 22,514	98,514

Mary Garrett (5)	60,000	$ 22,514	82,514

James W. Schmotter (6)	68,000	$ 22,514	90,514

Tara I. Stacom (7)	60,000	$ 22,514	82,514

  (1)
  The amounts shown for option awards represent the fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period of three years. The actual values realized if any, will not be known until the vesting date and could differ significantly from the amounts disclosed in the table. See footnote 10 to the Company's Form 10-K for fiscal year ended June 30, 2018 for assumptions in the valuation. The option award reflects a grant of 3,247 options for each director serving on the grant date.
  (2)
  Mr. Carlson was awarded 3,247 stock options on July 26, 2017 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2018, Mr. Carlson held 13,266 options, of which 6,940 were vested.
  (3)
  Mr. Dooner was awarded 3,247 stock options on July 26, 2017 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2018, Mr. Dooner held 22,197 options, of which 15,871 were vested.
  (4)
  Mr. Esposito was awarded 3,247 stock options on July 26, 2017 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2018, Mr. Esposito held an aggregate of 9,607 stock options of which 3,281 were vested.
  (5)
  Ms. Garrett was awarded 3,247 stock options on July 26, 2017 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2018, Ms. Garrett held an aggregate of 6,126 stock options of which 960 were vested.
  (6)
  Mr. Schmotter was awarded 3,247 stock options on July 26, 2017 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2018, Mr. Schmotter held 22,197 stock options, of which 15,871 were vested.
  (7)
  Ms. Stacom was awarded 3,247 stock options on July 26, 2017 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2018, Ms. Stacom held an aggregate of 6,126 stock options of which 960 were vested.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth, as of September 17, 2018, except as otherwise noted, information with respect to beneficial ownership of Common Stock in respect of: (i) each director, director nominee and NEO (as defined above) of the Company; (ii) all directors and executive officers of the Company as a group; (iii) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and/or 13(g) of the Exchange Act, each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock; and (iv) all of our executive officers and directors serving as of September 17, 2018, as a group. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. Unless otherwise noted below, the address for each listed director and NEO is Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811.

Name and Address of Beneficial Owner Directors and Executive Officers		Shares Beneficially Owned (1)	Common Stock Percentage Ownership (1)

M. Farooq Kathwari	(2)	2,620,839	9.8%
James B. Carlson	(3)	26,225	*
John J. Dooner, Jr.	(4)	30,172	*
Domenick J. Esposito	(5)	10,162	*
Mary Garrett	(6)	3,201	*
James W. Schmotter	(7)	21,772	*
Tara I. Stacom	(8)	9,301	*
Corey Whitely	(9)	23,246	*
Kathy Bliss	(10)	7,999	*
Daniel Grow	(11)	12,784	*
Tracy Paccione	(12)	14,215	*
All executive officers and directors as a group (11) persons		2,779,916	10.4%
BlackRock, Inc.	(13)	3,696,274	13.8%
Vanguard Group Inc.	(14)	2,431,304	9.1%
Royce & Associates, LLC	(15)	2,212,862	8.3%
Dimensional Fund Advisors LP	(16)	2,054,604	7.7%

  *
  Indicates beneficial ownership of less than 1% of shares of Common Stock
  (1)
  Information presented herein for each director and NEO reflects beneficial share ownership and includes stock-based compensation awards and outstanding options (the "Stock Options") granted under the Stock Option Plan which, as of September 17, 2018, are currently exercisable or will become exercisable within 60 days by such director or NEO, as applicable.
  (2)
  Includes (a) 1,967,259 shares owned directly by M. Farooq Kathwari, (b) 359,015 shares owned indirectly, (c) 8,565 shares held in the Ethan Allen Retirement Savings Plan, (d) 126,000 stock units issued in connection with Mr. Kathwari's 1997 employment agreement and for which payment has been deferred until termination of employment and (e) currently exercisable options to purchase 160,000 shares of common stock.
  (3)
  Includes (a) 16,084 shares owned directly by James B. Carlson and (b) currently exercisable options to purchase 10,141 shares of common stock.
  (4)
  Includes (a) 11,100 shares owned directly by John J. Dooner, Jr. and (b) currently exercisable options to purchase 19,072 shares of common stock.
  (5)
  Includes (a) 3,680 shares owned directly by Domenick J. Esposito and (b) currently exercisable options to purchase 6,482 shares of common stock.
  (6)
  Includes (a) 200 shares owned directly by Mary Garrett and(b) currently exercisable options to purchase 3,001 shares of common stock.
  (7)
  Includes (a) 2,700 shares owned directly by James W. Schmotter and (b) currently exercisable options to purchase 19,072 shares of common stock.
  (8)
  Includes (a) 6,300 shares owned directly by Tara I. Stacom and (b) currently exercisable options to purchase 3,001 shares of common stock.
  (9)
  Includes (a) 12,574 shares owned directly by Corey Whitely, (b) 1,561 shares held in the Ethan Allen Retirement Savings Plan and (c) currently exercisable options to purchase 9,111 shares of common stock.
  (10)
  Includes (a) currently exercisable options by Kathy Bliss to purchase 7,999 shares of common stock
  (11)
  Includes (a) 1,000 shares owned directly by Daniel Grow, (b) 2,284 shares held in the Ethan Allen Retirement Savings Plan and (c) currently exercisable options to purchase 9,500 shares of common stock.
  (12)
  Includes (a) 668 shares owned directly by Tracy Paccione, (b) 103 shares held in the Ethan Allen Retirement Savings Plan and (c) currently exercisable options to purchase 13,444 shares of common stock.
  (13)
  BlackRock, Inc. ("BlackRock") had sole voting power over 3,647,104 shares of common stock and sole dispositive power over 3,696,274 shares of common stock according to BlackRock's Schedule 13G filed with the SEC on January 19, 2018. BlackRock's address is 55 East 52nd Street, New York, NY 10055.
  (14)
  The Vanguard Group ("Vanguard"), an investment advisor, had sole voting power over 28,113 shares of Common Stock, shared voting power over 5,703 shares of common stock, sole dispositive power over 2,400,128 shares of common stock and shared dispositive power over 31,176 shares of common stock according to Vanguard's Schedule 13G filed with the SEC on February 9, 2018. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.
  (15)
  Royce & Associates, LLC ("Royce"), an investment advisor, had sole voting and dispositive power over 2,212,862 shares of common stock according to Royce's Schedule 13G filed with the SEC on January 22, 2018. Royce's address is 745 Fifth Avenue, New York, NY 10151.
  (16)
  Dimensional Fund Advisors LP, ("Dimensional Funds"), an investment advisor, had sole voting power over 1,942,999 shares of common stock and sole dispositive power over 2,054,604 shares of common stock according to Dimensional Funds' Schedule 13G filed with the SEC on February 9, 2018. Dimensional Funds' address is 6300 Bee Cave Road, Austin, Texas, 78746.

Policies and Procedures with Respect to Transactions with Related Persons

                The Company recognizes that transactions between the Company and related persons present a potential for actual or perceived conflicts of interest. The Company's general policies with respect to such transactions are included in its Code of Conduct and, the administration of which is overseen by the Corporate Governance & Nominations Committee. The Company defines "related party" transaction as any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a "related person" had, has or will have direct or indirect material interest. Related persons include (i) any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer of us or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

                The Company collects information about potential related party transactions in its annual questionnaires completed by directors and officers as well as throughout the year at its quarterly disclosure control committee meetings, comprised of key management responsible for significant business units, departments or divisions. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction and upon its approval presents the facts to the members of the Board of Directors not associated with the potential related party transaction. A related party transaction is approved or ratified only if such members of the Board of Directors determine that it is not inconsistent with the best interests of the Company and its stockholders. The Audit Committee then oversees any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis in accordance with Company policies and procedures.

Related Party Transactions

                The Board, acting through the Corporate Governance & Nominations Committee and the Compensation Committee, believes that the following related person arrangement is reasonable and fair to the Company.

                Robin van Puyenbroeck, the son-in-law of Mr. Kathwari, the Company's Chairman, President and Chief Executive Officer, is employed by the Company as Vice President, Business Development. Mr. van Puyenbroeck reports to the Senior Vice President, Business Development. During fiscal year 2018, the Company paid approximately $250,000 in aggregate compensation to Mr. van Puyenbroeck. The compensation was consistent with compensation paid to other employees holding similar positions and was composed of salary. The Compensation Committee and the Board expects periodically and at each fiscal year end to provide an ongoing review of Mr. van Puyenbroeck's employment with the Company, including in relation to his compensation.

Section 16(A) Beneficial Ownership Reporting Compliance

                Section 16(a) of the Exchange Act requires our executive officers, directors and owners of over 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE and furnish us with a copy of each report filed. Based solely on our review of copies of such reports furnished to the Company and written representations that all reports were filed or that no reports were required, we are not aware of any instances of noncompliance with the Section 16(a) filing requirements by any executive officer, director or owner of over 10% of our Common Stock during fiscal year 2018, excepting for a forfeiture of a restricted stock unit grant, which forfeiture was inadvertently not timely reported when effected due to administrative oversight. The restricted stock units were issued during fiscal 2018 pursuant to the Ethan Allen Interiors Inc. (the "Company") Stock Incentive Plan on July 26, 2017 and were forfeited back to the Company during fiscal 2018 prior to vesting, upon approval of such forfeiture by the Compensation Committee.

PROPOSAL 2: TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

                Our executive compensation program is designed to facilitate long-term stockholder value creation. Our focus on pay-for-performance and on corporate governance promotes alignment with the interests of the Company's stockholders.

                The Company seeks stockholder approval, on a non-binding basis, of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, commonly known as a "say-on-pay" vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation policies and practices described in this Proxy Statement.

                At the Company's 2017 Annual Meeting of Stockholders, our stockholders were asked to approve the Company's executive compensation program. A substantial majority (89%) of the votes cast on the "say-on-pay" proposal at the meeting were voted in favor of the proposal. The Compensation Committee believes that these results reaffirm our stockholders' support of the Company's approach to executive compensation.

                The Compensation Committee strives to continue to ensure that the design of the Company's executive compensation program is focused on long-term stockholder value creation (with a meaningful and growing portion of the compensation paid to our Named Executive Officers being at risk, performance-based, tied to performance metrics that include good stewardship of the Company's resources, and not guaranteed) and emphasizes pay for performance and does not encourage the taking of short-term risks at the expense of long-term results.

                The Compensation Committee intends to continue to use the "say-on-pay" vote as a guidepost for stockholder sentiment and to consider stockholder feedback in making compensation decisions. See "Compensation Discussion and Analysis—Process for Determining Executive Compensation" for additional discussion of our stockholder outreach efforts during fiscal 2018 and "Annual Incentive Compensation Program Enhancements for Fiscal 2019" for additional discussion about the changes to our executive compensation programs implemented during fiscal 2018.

                In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Table sections. The Compensation Committee in fiscal 2018 engaged in dialogue with many of our significant stockholders about the Company's approach to executive compensation and has made numerous enhancements in recent years to strengthen the link between pay and performance, further link compensation to our business and talent strategies and clearly detail the rationale for pay decisions.

                For the reasons outlined above, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking our stockholders to endorse our executive compensation program by voting on the following resolution at the Annual Meeting:

    "RESOLVED, that the shareowners approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative."

                This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the annual compensation program for the Named Executive Officers. Because your vote is advisory, it will not be binding upon the Board. However, the Board values shareowners' opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. Further, this advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company's executive compensation program with the interests of Ethan Allen and its stockholders, and is consistent with our commitment to high standards of corporate governance and stockholder engagement.

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation of the Company's Named Executive Officers.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

                The purpose of this Compensation Discussion and Analysis is to provide material information about the Company's executive compensation objectives and policies for its Named Executive Officers, ("NEOs") and to put into perspective the tabular disclosures and related narratives. The non-binding advisory proposal regarding compensation of the NEOs submitted to stockholders at our 2017 Annual Meeting was approved by over 89% of the votes cast. We regularly engage in outreach efforts with our stockholders relating to a variety of topics and involve our Compensation Committee Chair or one or more independent directors in these conversations as appropriate. We use the information gathered through these outreach efforts to help inform our compensation decisions and look forward to continued dialogue on compensation matters and other issues relevant to our business.

Fiscal Year 2018 Performance at a Glance

                The following highlights show our historical performance on key performance metrics and provides context to our decisions in establishing goal levels under those selected metrics that are utilized by our executive compensation programs to drive our executive compensation outcomes.

(1)
See Annex A for a non-GAAP reconciliation showing how Adjusted Operating Income is calculated from our financial statements.
(2)
See Annex A for a non-GAAP reconciliation showing how Return on Equity is calculated from our financial statements.

Compensation Practices

Process for Determining Executive Compensation

                The Compensation Committee is responsible for determining the composition and value of the compensation programs for all of our NEOs. Our Chief Executive Officer, ("CEO"), and Executive Vice President, Administration, who is responsible for the Company's Human Resources functions, provide input on program design and information on the Company's and the furniture industry's performance. The Compensation Committee also understands and considers stockholder viewpoints on compensation.

                The Compensation Committee may not delegate its primary responsibility of overseeing executive officer compensation, but it may delegate to management the administrative aspects of our compensation programs that do not involve the setting of compensation levels for executive officers.

                All equity awards to executives, including stock options, PSUs, restricted stock and restricted stock units are approved by the Compensation Committee.

                The Compensation Committee maintains sole authority to retain, terminate, approve fees and other terms of engagement of its compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors.

                In early fiscal 2018, the Compensation Committee Chair, together with the Executive Vice President, Administration, who is responsible for the Company's Human Resources functions, engaged in dialogue with a number of the Company's larger institutional investors regarding approaches to executive compensation and incentives. The Compensation Committee also reviewed executive compensation and incentive structures used by the peer group companies. In part, this dialogue and review focused on whether the Company's approach to executive compensation should move from a primary focus on Adjusted Operating Income performance to metrics that include Adjusted Operating Income along with revenue growth and total stockholder returns. In the past, the Compensation Committee believed that the Company's executive incentives should be primarily correlated to high margin cash flow generation measured by Adjusted Operating Income in order to bring down debt, especially after the financial crisis and then challenges in the retail industry and to return capital to stockholders through an increase of dividends and share repurchases. Through its 2018 dialogue with investors, the Compensation Committee decided to expand the Company's incentive structure to include revenue growth and total stockholder returns in connection with executive compensation.

Benchmarking using Peer Groups

                The Compensation Committee established a peer group which, in its judgment, best represented the unique nature of the Company's vertical business model which integrates manufacturing, merchandising and retailing.

                In developing the peer group, the population of U.S. based, publicly traded companies that were considered included:

  •
  furniture manufacturers and/or home furnishing retailers;

  •
  competitors and peers identified as the Company's direct U.S. furniture competitors;

  •
  highly integrated companies in non-furniture industries (e.g. apparel, etc.);

  •
  companies with iconic consumer brand recognition (beyond the furniture and home furnishing industries); and

  •
  companies that might be considered competitors for Company executives and equivalent talent.

                In addition to industry, branding and supply chain considerations, the Compensation Committee filtered companies by revenues, number of employees and market capitalization. Companies with higher revenues are included in the peer group since the Company competes for executives with such other companies that are in the home furnishings industry. The Compensation Committee established a peer group that reflects 15 companies to enable full comparisons to the Company, as follows (by revenue):

Company	GICS Sub-Industry	Revenue ($M)	Revenue Multiple	Market Cap ($M)

The Dixie Group Inc.	Home Furnishings	413	0.5	36
Bassett Furniture	Home Furnishings	460	0.6	296
Flexsteel Industries	Home Furnishings	489	0.6	314
Kirkland's Inc.	Home Furnishing Retail	501	0.7	183
Kimball International	Office Services & Supplies	686	0.9	600
Ethan Allen	Home Furnishings	767	1.0	650
Haverty Furniture	Home Furnishing Retail	821	1.1	415
Knoll Inc.	Office Services & Supplies	1,227	1.6	1,028
Sleep Number Corporation 1	Home Furnishing Retail	1,471	1.9	1,013
La-Z-Boy Inc.	Home Furnishings	1,612	2.1	1,429
Pier 1 Imports	Home Furnishing Retail	1,761	2.3	196
HNI Corp	Office Services & Supplies	2,232	2.9	1,627
Herman Miller	Office Services & Supplies	2,381	3.1	2,008
Restoration Hardware	Home Furnishing Retail	2,461	3.2	3,105
Tempur Sealy International	Home Furnishings	2,691	3.5	2,616
Steelcase Inc.	Office Services & Supplies	3,074	4.0	1,575

(1)
On November 1, 2017, Select Comfort Corporation changed its name to Sleep Number Corporation.

                We believe that it is appropriate to offer industry-competitive cash and equity compensation packages to all of our NEOs in order to attract and retain top executive talent. The peer group allows us to monitor the compensation practices of our primary competitors for executive talent. However, we do not target any specific pay percentile of the peer group for our executive officers. Instead, we use this information to provide a general overview of market practices and to ensure that we make informed decisions regarding our executive pay programs. The Compensation Committee removed Tumi Holdings and Kate Spade & Co. from the peer group for fiscal 2018 because they were no longer publicly-traded companies.

Elements of Fiscal 2018 Executive Compensation

                Our compensation programs are structured to align the interests of our executive officers with the interests of our stockholders and include the following elements for fiscal 2018:

	Element	Key characteristics	Link to shareholder value	How we determine amount	Key decisions

Fixed	Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	A means to attract and retain talented executives capable of driving superior performance.	Consider individual contributions to business outcomes, the scope and complexity of each role, future potential, market data, and internal pay equity.	During fiscal 2018, the Compensation Committee approved a base salary increase for Ms. Bliss, but no other NEO.

	Annual Incentive Program	Variable compensation component payable in cash based on performance against annually established financial goals.	Incentive targets are tied to achievement of key annual financial measures. Financial metric for the fiscal 2018 award was based on Adjusted Operating Income.	Incentive award levels based on individual contributions to business outcomes, potential future contributions, historical incentive amounts, retention considerations and market data.	For fiscal 2018, the Adjusted Operating Income financial metric did not attain the incentive award threshold level; therefore no incentive awards were earned for any NEO. Moreover, no discretionary bonus was awarded to any NEO.

Performance-Based	Performance-Based Restricted Stock Unit Awards	PSUs cliff vest over a two or three-year performance period and payouts are based on Company performance against pre-established financial goals.	PSUs recognize our executive officers for achieving superior long-term relative performance. Financial metric for the fiscal 2018 award based on Adjusted Operating Income per Share.	Grant award levels based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations and market data. Actual award payout is based on performance against pre-established goals over a two or three-year performance period.	During fiscal 2018, the Board approved a shift in the timing of the total compensation decisions for NEOs, other than the CEO, from the last quarter of fiscal 2018 to July 2018 in order to align with market practices. See the below section, "Long-term Incentives for Fiscal 2018", for more information.

Base Salary

                We set base salaries for our NEOs based on individual contributions to business outcomes, the scope and complexity of each role, competencies, experience, leadership, performance, future potential, market data, and internal pay equity.

Salary Changes in Fiscal Year 2018

                In July 2017, the Compensation Committee completed the annual review of the salary levels for each of the NEOs. As part of the salary review process, the Compensation Committee reviewed and considered the performance of each NEO, relevant market data, the comparison of compensation among various levels of management, and the Company's overall performance. As a result of this review, the Compensation Committee determined the base salaries were appropriate and no annual increases were made for fiscal 2018. In October 2017, when Ms. Bliss assumed additional responsibilities, the Compensation Committee increased her base salary to $325,000, but made no changes to the base salaries of any of the other NEOs.

Salary Changes for Fiscal Year 2019

                In July 2018, the Compensation Committee completed the annual review of the salary levels for each of the NEOs. As part of the salary review process, the Compensation Committee reviewed and considered the performance of each NEO, relevant market data, the comparison of compensation among various levels of management, and the Company's overall performance. As a result of this review, the Compensation Committee determined the base salaries were appropriate and no annual increases were made for fiscal 2019.

The NEOs' fiscal year 2018 and 2019 salaries are presented in the following table.

Executive	Fiscal 2018 Salary $	Fiscal 2019 Salary $	% Chg

M. Farooq Kathwari	1,150,000	1,150,000	0%

Corey Whitely	500,000	500,000	0%

Kathy Bliss (1)	325,000	325,000	0%

Daniel M. Grow	350,000	350,000	0%

Tracy Paccione	340,000	340,000	0%

  (1)
  Ms. Bliss's salary increase became effective October 2017, two months after the start of the fiscal year. As a result, the amounts shown here are higher than that shown in the Summary Compensation table below.

Director Compensation Changes for Fiscal 2019

                The Board of Directors reflected on the performance of the Company for fiscal 2018, the Compensation Committee's determination to not grant annual increases to the NEOs for fiscal 2018 and fiscal 2019 and to not issue any discretionary bonuses to the NEOs for fiscal 2018, and that no incentive bonuses were earned by the NEOs for fiscal 2017 and fiscal 2018. Based on this, the Compensation Committee together with the full Board of Directors made the determination to make a 10% reduction to their Director Fees earned or paid in cash for fiscal 2019.

Annual Incentive Compensation

                All NEOs are eligible to earn cash awards under our annual incentive compensation program, which is designed to motivate and reward executives for performance on key annual measures. The annual incentive compensation program is based exclusively on attainment of financial metrics, measured on the Company's overall consolidated financial performance, that align our annual incentives with our strategy of driving growth, with an emphasis on profitability.

Fiscal 2018 Annual Incentive Performance Goal and Performance Comparison to Goal

                In July 2017, the Compensation Committee established the financial metric used for the annual incentive compensation program for fiscal 2018 as Adjusted Operating Income. The Compensation Committee selected this metric because it drives stockholder value and reflects our emphasis on profitability during a period of transition of the Company's product programs and launch of a meaningful contract business. In the past, the Compensation Committee believed that the Company's executive incentives should be primarily correlated to high margin cash flow generation measured by Adjusted Operating Income in order to bring down debt, especially after the financial crisis and then challenges in the retail industry and to return capital to stockholders through an increase of dividends and share repurchases. Target, maximum and threshold awards, specified as a percentage of base salary, vary among various levels of management. The NEOs have the opportunity to earn awards between 50% of their target awards if we meet minimum threshold performance requirements and a maximum of 115% to 227% of their target incentive opportunity, based on performance.

                The Compensation Committee established a target of 5% Adjusted Operating Income growth for fiscal 2018 compared to fiscal 2017, and established threshold and maximum performance levels as follows (in millions):

Fiscal 2018 Goals and Results

Performance Level	Adjusted Operating Income $ (1)	Percent of Target

Maximum	84.7	120%

Target	70.6	100%

Threshold	56.5	80%

Actual	51.3	73%

  (1)
  See Annex A for a non-GAAP reconciliation showing how adjusted operating income is calculated from our financial statements.

Fiscal 2018 Target, Achievement and Actual Payout

Executive	Fiscal 2018 Target Incentive (% of base salary)	Performance Level Achieved (% of target performance)	Actual Fiscal 2018 Incentive Payout (% of base salary)

M. Farooq Kathwari	65%	73%	0%

Corey Whitely	28%	73%	0%

Kathy Bliss	28%	73%	0%

Daniel M. Grow	28%	73%	0%

Tracy Paccione	28%	73%	0%

                Because the threshold minimum performance level was not achieved, it resulted in no payouts for any of the NEOs.

Annual Incentive Compensation Program Enhancements for Fiscal 2019

                In early fiscal 2018, the Compensation Committee Chair, together with the Executive Vice President, Administration, who is responsible for the Company's Human Resources functions, engaged in dialogue with a number of the Company's larger institutional investors regarding stockholders regarding approaches to executive compensation and incentives. The Compensation Committee also reviewed executive compensation and incentive structures used by the peer group companies. In part, this dialogue and review focused on whether the Company's approach to executive compensation should move from a primary focus on Adjusted Operating Income performance to metrics that include Adjusted Operating Income along with revenue growth and total stockholder returns. In the past, the Compensation Committee believed that the Company's executive incentives should be primarily correlated to high margin cash flow generation measured by Adjusted Operating Income in order to bring down debt, especially after the financial crisis and then challenges in the retail industry and to return capital to stockholders through an increase of dividends and share repurchases. Through its 2018 dialogue with investors, our focus on current best practices as it relates to compensation, market conditions and other considerations, we updated our NEO compensation programs effective beginning in fiscal 2019.

                Key highlights and enhancements implemented for the fiscal 2019 annual incentive program include:

  •
  Revised the annual incentive plan performance measurement from a single performance metric to two performance metrics for all NEOs to broaden the measurement of performance.

  •
  Updated the performance metrics for the annual incentive plan to better align with our fiscal 2019 growth strategy, focusing on consolidated net sales (weighted 60% of target incentive) and Adjusted Operating Income (weighted 40% of target incentive).

  •
  Refined the calculation of Adjusted Operating Income used for purposes of executive compensation programs to eliminate any add-back adjustment to Adjusted Operating Income related to executive compensation, including any expenses related to the annual incentive bonus or stock-based compensation.

Long-term Incentive Compensation

                To align our executive officers' pay outcomes with long-term performance and encourage long-term strategic thinking, our annual long-term incentive grants typically feature financial-based performance metrics. The long-term incentive award provisions of our Stock Incentive Plan provide for equity-based compensation including restricted stock, restricted stock units, stock options, or other forms of equity-based compensation.

                The Compensation Committee establishes for the NEOs, other than the CEO, the target, maximum and threshold awards as a percentage of base salary on the grant date, which percentages may vary among the various levels of management. The target, maximum and threshold awards are specified as a fixed number of shares for the CEO. Our CEO has limited discretion during the year to approve additional equity-based grants to employees other than the NEOs.

Long-term Incentives for Fiscal 2018

                During the first quarter of fiscal 2018, the Compensation Committee awarded the annual performance restricted stock unit grant to the CEO with a target level of 65,000 shares, a threshold level of 32,500 shares and a maximum of 82,250 shares. The Compensation Committee established the financial performance metric for the grant as Adjusted Operating Income per Share. This metric was selected because it drives stockholder value and reflects our emphasis on profitability during a period of transition of the Company's product programs and the launch of a meaningful contract business. In the past, the Compensation Committee believed that the Company's executive equity incentives should be primarily correlated to high margin cash flow generation measured by Adjusted Operating Income per Share in order to bring down debt, especially after the financial crisis and then challenges in the retail industry and to return capital to stockholders through an increase of dividends and share repurchases. Performance vesting of the performance restricted stock units is measured over two fiscal years and cumulatively for the upcoming three fiscal years. If either the two-year or cumulative three-year target is accomplished, then the percentage of performance restricted stock units vested would be determined by reference to the higher performance accomplishment percentage.

                The Compensation Committee has historically awarded the annual long-term equity incentive grants to the CEO during the first quarter and to the NEOs, other than the CEO, during the fourth quarter of each fiscal year. In the fourth quarter of fiscal 2018, the Compensation Committee determined to change the timing of issuing such grants whereby annual grants for all the NEOs would be made in the first quarter of each fiscal year in order to align with market practices. As a result, the timing of the grants to the NEOs, other than the CEO, was shifted from the fourth quarter of fiscal 2018 to the first quarter of fiscal 2019 and no long-term incentive grants were made to the NEOs, other than the CEO, during fiscal 2018.

Discretionary Incentive Grants for Fiscal 2018

                The Compensation Committee awarded a restricted stock grant of 16,234 restricted stock units to the CEO on July 26, 2017. The grant was valued at $415,915 vesting ratably over two years. When initially granted, the Compensation Committee believed that a substantial reduction in the CEO's cash incentive compensation should be balanced with a grant of stock units providing incentives for long-term stock appreciation. However, the CEO recognizing the importance in demonstrating leadership in executive compensation matters elected to not accept the grant and returned the grant to the Company on January 24, 2018, which following the approval of Compensation Committee the grant was voided.

                On August 16, 2017, the Compensation Committee made a modification to the performance restricted stock unit award issued to the CEO in July 2016, adding a fourth-year vesting opportunity. The modification was valued at $1,621,100 and extended the vesting period to June 30, 2020. When initially granted, the Compensation Committee believed the CEO's long-term incentives should be extended to provide long-term incentives for total shareholder returns. However, the CEO recognizing the importance in demonstrating leadership in executive compensation matters elected to not accept the modification to the grant and returned the modification to the Company on June 28, 2018, which following the approval of Compensation Committee the modification was voided.

                In awarding the restricted stock grant and in approving the modification, the Compensation Committee also reflected on the leadership the CEO exhibited in not accepting a discretionary bonus for fiscal 2017, while the other NEOs received discretionary bonuses, and the strong focus exhibited by the CEO on positioning the Company for growth. The Compensation Committee subsequently acknowledged the leadership of the CEO in not accepting this compensation. The discretionary grant and modification that were awarded in fiscal 2018, but not accepted by the CEO and subsequently voided in fiscal 2018, are not included in the Compensation Tables.

Stock Option Awards for Fiscal 2018

                The NEOs and other executives are eligible to receive grants of stock options. The options have an exercise price of the closing price of our stock on the date of grant, vesting according to both the performance based and time-based criteria, and a ten-year term. Any stock options not fully vested on the date the employee separates are subject to forfeiture. These grants are designed for retention of the executive and to align the executive's compensation with the long-term success of the Company. The Compensation Committee did not make any grants of stock options to the NEOs in fiscal 2018.

Fiscal 2016 Performance Restricted Stock Unit Award Payout

                The CEO achieved the performance-vesting requirement and received payouts with respect to the annual performance restricted stock unit award that were granted in fiscal 2016 and performance vested with a two-year and three-year vesting period over fiscal 2016, 2017 and 2018. The award was paid out at 91.1% of the target number of shares.

                The NEO's, other than the CEO, achieved the performance-vesting requirement with respect to the annual performance restricted stock unit awards that were granted in fiscal 2016 and performance vested with a two-year and three-year vesting period over fiscal 2016, 2017 and 2018. The awards which performance-vested at 93.3% of the target number of shares will satisfy their time-based vesting requirement on April 19, 2019.

Fiscal 2017 Performance Restricted Stock Unit Award Payout

                The CEO has received no payout with respect to the annual performance restricted stock unit award that was granted in fiscal 2017 and performance vested with a two-year and three-year vesting period over fiscal 2017, 2018 and 2019. The two-year threshold performance level was not met and three-year performance measurement period has not yet lapsed.

                The NEOs, other than the CEO, have received no payout with respect to the annual performance restricted stock unit awards that were granted in fiscal 2017 and performance vested with a two-year and three-year vesting period over fiscal 2018, 2019 and 2020. The two-year and three-year performance measurement periods have not yet lapsed.

Long-term Incentive Enhancements for Fiscal 2019

                Further based on dialogue with our stockholders during fiscal 2018, our focus on current best practices as it relates to compensation, market conditions and other considerations, we also updated our NEO long-term incentive compensation program effective beginning in fiscal 2019.

  •
  Revised the performance-based restricted stock unit awards from a single performance metric to three performance metrics.

  •
  Revised the vesting period for performance-based equity compensation awards from a two-year vesting period, with a third year catch up opportunity, to a three-year cliff vesting period.

  •
  Refined the performance metrics for the performance-based equity compensation awards to better align with our growth strategy, focusing on consolidated net sales, return on equity and the three-year total shareholder return relative to the performance of the other constituents of the S&P Retail Select Industry Index. The Compensation Committee selected consolidated net sales as a broad indicator of attaining strategic objectives, return on equity as a fundamental measure of the Company's effectiveness at turning the net profits and cash put into the business into greater gains and growth for the Company and investors, and total return to add a relative measure of performance in comparison to market peers.

  •
  Established the weighting of the three performance measures as follows:

Fiscal 2019 Long-term Incentive Performance Metrics

Payout Metric (Total Weight)	Fiscal 2019 Weight (50%)	Fiscal 2020 Weight (30%)	Fiscal 2021 Weight (20%)

Sales Growth (40%)	20%	12%	8%

Return on Equity (40%)	20%	12%	8%

3-year Total Shareholder Return (20%)			20%

Fiscal 2019 Target Total Compensation Mix

                The total base compensation mix for the NEOs based upon target levels of achievement for the annual incentive program and the long-term performance stock unit awards is as follows:

Change of Control Severance Plan for Executives

                The change in control plan for NEO's, other than the CEO, was adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction might otherwise be motivated to act in their own interests rather than the interests of the stockholders. Thus, the change in control provisions are designed so that employees are neither harmed nor given a windfall in the event of a change in control.

                The Company's plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company's incumbent directors cease to constitute at least a majority of the Board of directors of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

                For any benefits to be earned, a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a "double trigger"). The plan does not provide tax gross ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive's retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. For additional information, see "Potential Payments Upon Termination or Change in Control". Benefits provided under the program include (i) a lump sum cash payment equal to one times the sum of the executive's base salary and the average of the prior three years' annual Incentive Bonus and (ii) a lump sum cash payment equal to the pro-rated portion of the executive's average of the prior three years' annual Incentive Bonus for the year of termination. The Change in Control Severance Plan includes non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims.

The Ethan Allen Retirement Savings Plan

                The Company maintains the Ethan Allen Retirement Savings Plan, which is effective as of July 1, 1994 (the "Retirement Plan"). The Retirement Plan covers all employees, including the NEOs, who have completed at least three months of service. There is no enhanced benefit for executives.

                The 401(k) portion of the Retirement Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. In fiscal 2018, the Company made matching contributions with a maximum contribution of $1,300 per participant. Matching contributions were made dollar for dollar on the first $500 of a participant's before tax contribution and $0.50 on the next $1,600 of a participant's before tax contributions. Participant contributions and employer matching contributions are immediately and fully vested. The Retirement Plan also allows for a profit-sharing contribution made by the Company to be distributed to participants. The Company made a $495,000 profit sharing contribution to the Retirement Plan in fiscal 2018.

                Investment options currently offered under the Retirement Plan include the Company's Common Stock. Participants direct the investment of their accounts under the Retirement Plan and may choose from some or all of the investment options designated by the Retirement Committee from time to time.

Executive Perquisites/Other Personal Benefits

                We offer a very limited amount of perquisites and other personal benefits to our NEOs. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company's overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. In fiscal 2017, with the exception of Mr. Kathwari, the NEOs did not receive any perquisites. Mr. Kathwari received: (1) access to and use of Company cars (including driver, gas, registration, title, insurance and maintenance); (2) reimbursement of life insurance premiums up to $50,000; (3) a retirement contract (described below); (4) dividends and interest on a long-standing restricted stock book account established pursuant to his previous employment agreements; (5) Ethan Allen Retirement Savings Plan contributions made by the Company and (6) dividend equivalent payments on stock units awarded pursuant to a prior employment agreement. See footnote 6 to the "Summary Compensation Table".

Employment Agreements

                The Company generally does not enter into employment agreements and has no employment agreements in place with the exception of the employment agreement with Mr. Kathwari, the Chief Executive Officer. The Compensation Committee in 2015 initiated, negotiated and, on October 1, 2015, effective July 1, 2015, entered into the 2015 Employment Agreement, of which its incentive compensation components were subsequently approved by stockholders at our 2015 Annual Meeting of Stockholders.

                Pursuant to the 2015 Employment Agreement, Mr. Kathwari is entitled to a base salary of $1,150,000 per annum, during the five-year term of the 2015 Employment Agreement commencing July 1, 2015, without increase or guaranteed adjustment. He is eligible for an annual non-equity incentive compensation based on annual performance targets set annually by the Company, the Compensation Committee and the Board of Directors. The annual incentive compensation payments provide for a target level of $750,000, a threshold level of $375,000 and a maximum level of $1,700,000. The agreement provides for an annual long-term incentive compensation award grant based on performance targets set annually by the Company, the Compensation Committee and the Board of Directors with a target level of 65,000 shares, a threshold level of 32,500 shares and a maximum of 82,250 shares. The agreement, among other provisions, also provides for benefits that may be earned in the event of a change of control or in the event of termination of employment. The agreement is filed as exhibit 10(e) of our 2018 annual report on form 10-K

Deductibility Cap on Executive Compensation

                Section 162(m) of the Internal Revenue Code places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that we may deduct from our federal income tax return for any single taxable year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements, although this exception is severely limited beginning in 2018, as described below. The material terms of our incentive plans were previously approved by shareholders for purposes of Section 162(m), which allowed us to grant certain annual incentive awards and long-term incentive awards designed to meet the definition of performance-based compensation under Section 162(m) in order to qualify for the performance-based exception to the $1 million deduction limit. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee did not previously limit executive compensation to amounts deductible under Section 162(m) if the Compensation Committee determined that doing so is in the best interests of the Company.

                The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modifies Section 162(m) of the Internal Revenue Code and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) (the "Covered Employees") will include any individual who served as the CEO or Chief Financial Officer ("CFO") at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

                The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule.

Certain Conclusions as to Compensation

                The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and practices described above, a meaningful portion of the Company's executive compensation is based on competitive pay practices, as well as corporate and individual performance. The Compensation Committee believes equity compensation, in the form of stock options, restricted stock and stock units is vital to the long-term success of the Company. The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE REPORT

                The Compensation Committee oversees our compensation program for our NEOs on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis and recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report.

JAMES B. CARLSON, CHAIR
JOHN J. DOONER, JR.
DOMENICK J. ESPOSITO

COMPENSATION TABLES

                The following table sets forth information concerning the compensation for services rendered to us during the years indicated by our Principal Executive Officer, Principal Financial Officer and the three next most highly compensated executive officers (the "Named Executive Officers") serving during the year ended June 30, 2018.

2018 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock awards (2)		Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All other compensation (5)		Total

M. Farooq Kathwari,	2018	$1,150,050	$—	$1,652,300	(a)	$—	$—	$126,649	(6)	$2,928,999
Chairman of the Board,	2017	1,150,050	—	1,944,800	(b)	—	—	53,854		3,148,704
President and Principal	2016	$1,150,050	$—	$1,557,400	(c)	$1,700,000	$—	$53,880		$4,461,330
Executive Officer

Corey Whitely,	2018	$500,000	$—	$—	(d)	$—	$—	$2,161		$502,161
Executive Vice President,	2017	482,981	100,000	88,981	(e)	—	—	2,115		674,077
Administration, Principal	2016	$472,917	$30,000	$92,167	(f)	$152,950	$—	$2,141		$750,175
Financial Officer

Daniel M. Grow	2018	$350,000	$—	$—	(d)	$—	$—	$2,161		$352,161
Senior Vice President,	2017	315,962	55,000	49,434	(e)	—	—	2,115		422,511
Business Development	2016	$291,667	$—	$73,658	(f)	$93,380	$—	$2,141		$460,846

Tracy Paccione,	2018	$340,000	$—	$—	(d)	$—	$—	$2,161		$342,161
Vice President,	2017	329,788	55,000	49,434	(e)	—	—	2,115		436,337
Merchandising	2016	$322,917	$—	$73,658	(f)	$104,650	$—	$2,141		$503,366

Kathy Bliss	2018	$309,038	$—	$—	(d)	$—	$—	$2,161		$311,199
Vice President,
Retail Division

  (1)
  Bonus amounts shown represent discretionary annual cash bonus awards under the discretionary non-financial metric component of the 2016 and 2017 annual incentive compensation program for NEOs other than the CEO. The discretionary non-financial metric component was removed from the annual incentive compensation program for fiscal 2018.
  (2)
  Stock awards represent aggregate fair values of performance stock units as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. The actual values that employees may realize, if any, will not be known until the vesting date and could differ significantly from the amounts disclosed herein. See footnote 10 to the Company's Form 10-K for fiscal year ended June 30, 2018 for assumptions in the valuation.
  a.
  Amount reflects the fair value of the fiscal 2018 annual performance stock unit grant, which is described in the "Long-term Incentives for Fiscal 2018" section of the CD&A. No payout has been earned in respect to the grant and the final performance vesting date is June 30, 2020. Assuming the maximum performance level was probable on the grant date, the grant date fair value would be $2,065,375. The voided grants that were granted during fiscal 2018 but not accepted by Mr. Kathwari and voided during fiscal 2018, which are described in the "Discretionary Incentive Grants for Fiscal 2018" section of the CD&A, are not reflected in this table.
  b.
  No payout has been earned in respect to this grant. The final performance vesting date is June 30, 2019. Assuming the maximum performance level was probable on the grant date, the grant date fair value would be $2,431,000.
  c.
  Assuming the maximum performance levels was probable on the grant date, the grant date fair value would be $1,946,750. Upon final performance vesting, the actual payout for the grant was $1,823,699.
  d.
  Due to the shift in timing of our annual equity grants for the NEOs, other than the CEO, from the fourth quarter of each fiscal year to the first quarter, which is described in the "Long-term Incentives for Fiscal 2018" section of the CD&A, there were no Stock Awards granted to NEOs other than the CEO for fiscal 2018.
  e.
  No payout has been earned in respect to this grant. The final performance vesting date June 30, 2020. The amount reflects the maximum level of performance conditions will be achieved.
  f.
  No payout has been earned in respect to this grant. The final performance vesting date is April 19, 2019. The amount reflects the maximum level of performance conditions will be achieved.
  (3)
  The "Non-Equity Incentive Plan Compensation" amount shows actual payouts earned under the annual incentive plan described in the "Annual Incentive Compensation" section of the CD&A.
  (4)
  There was no change in the value of Mr. Kathwari's retirement contract in 2016, 2017 or 2018 and no above-market interest has been earned on any non-qualified deferred compensation.
  (5)
  Amounts shown for fiscal 2018 represent contributions by the Company pursuant to the Ethan Allen Retirement Savings Plan for each NEO other than Mr. Kathwari.
  (6)
  The "All Other Compensation" amount for Mr. Kathwari for fiscal 2018 includes costs incurred by the Company for: (i) contributions by the Company pursuant to the Ethan Allen Retirement Savings Plan of $2,161; (ii) life insurance premiums of $46,739 and; (iii) use of Company car $77,749.

2018 Grants of Plan Based Awards

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			Grant Date Fair Value of

Name	Grant Date	Threshhold ($)	Target ($)	Maximum ($)	Threshhold (#)	Target (#)	Maximum (#)	Stock and Option Awards (3)

M. Farooq Kathwari	7/1/2017	$375,000	$750,000	$1,700,000

M. Farooq Kathwari	7/26/2017				32,500	65,000	81,250	$1,652,300

Corey Whitely	7/1/2017	$70,000	$140,000	$210,000				$—

Kathy Bliss	7/1/2017	$45,500	$91,000	$136,500				$—

Daniel M. Grow	7/1/2017	$49,000	$98,000	$147,000				$—

Tracy Paccione	7/1/2017	$47,600	$95,200	$142,800				$—

(1)
Awards represent potential payments under the fiscal 2018 annual incentive program. Payments are based on specified target levels of Adjusted Operating Income, as described in the CD&A. Executive officers must be employed on the date the payments are made (typically in July of each year with respect to the preceding fiscal year) to be eligible for a payment. See the "Annual Incentive Compensation" and "Fiscal 2018 Annual Incentive Performance Goal and Performance Comparison to Goal" sections in the CD&A.
(2)
Due to the shift in timing of our annual equity grants for the NEOs, other than the CEO, from the fourth quarter of each fiscal year to the first quarter, which is described in the "Long-term Incentives for Fiscal 2018" section of the CD&A, there were no annual equity grants for NEOs other than the CEO for fiscal 2018. Awards represent potential payments under performance-based restricted stock units granted under our 2015 Stock Incentive Plan in fiscal 2018. See the CD&A for a more detailed description of the performance measures for those awards. See the "Outstanding Equity Awards at 2018 Fiscal Year End" and the footnotes thereto for additional information regarding expiration dates and vesting schedules of equity grants listed above. The voided grants that were granted during fiscal 2018 but not accepted by Mr. Kathwari and voided during fiscal 2018, which are described in the "Discretionary Incentive Grants for Fiscal 2018" section of the CD&A, are not reflected in the table.
(3)
Grant date fair value for performance-based stock unit grants was determined in accordance with Accounting Standards Codification Topic 718.

Outstanding Equity Awards at 2018 Fiscal Year-End

		Option Awards				Stock Awards

Name	Notes	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

M. Farooq Kathwari	(1)	—	—	—	—			22,039	—

	(2)	—	—	—	—	—	—	32,500	796,250

	(3)	—	—	—	—	—	—	32,500	796,250

	(4)	—	—	—	—	126,000	3,087,000	—	—

		90,000	—	24.62	07/01/2018	—	—	—	—

		40,000	—	15.93	11/11/2018	—	—	—	—

		120,000	—	13.61	10/01/2021	—	—	—	—

Corey Whitely	(5)	—	—	—	—	3,453	84,599	247	—

	(6)	—	—	—	—	—	—	1,890	46,305

	(7)	8,000	4,000	25.24	01/31/2024	—	—	—	—

	(8)	1,111	2,222	26.19	06/15/2025	—	—

						—	—

Kathy Bliss	(7)	4,666	2,334	25.24	01/31/2024	—	—	—	—

	(8)	333	666	26.19	06/15/2025	—	—	—	—

		3,000		28.67	02/08/2023	—	—	—	—

Daniel M. Grow	(5)	—	—	—	—	2,427	59,462	173	—

	(6)	—	—	—	—	—	—	1,050	25,725

		1,500	—	11.74	11/12/2019	—	—	—	—

		1,500	—	19.07	07/26/2021	—	—	—	—

		1,000	—	20.63	07/31/2022	—	—	—	—

		1,500	—	28.67	02/08/2023	—	—	—	—

	(7)	3,333	1,667	25.24	01/31/2024	—	—	—	—

	(8)	667	1,334	26.19	06/15/2025	—	—

Tracy Paccione	(5)	—	—	—	—	2,427	59,462	173	—

	(6)	—	—	—	—	—	—	1,050	25,725

		500	—	17.60	11/05/2018	—	—	—	—

		2,500	—	11.74	11/12/2019	—	—	—	—

		3,000	—	19.07	07/26/2021	—	—	—	—

		3,000	—	20.63	07/31/2022	—	—	—	—

	(7)	3,333	1,667	25.24	01/31/2024	—	—	—	—

	(8)	1,111	2,222	26.19	06/15/2025	—	—

(1)
The vesting of performance stock units granted effective July 1, 2015 were awarded and transferred on July 26, 2017, after the determination of the shares awarded was finalized by the Board of Directors. The remaining portion are unearned units which did not meet the three-year performance objective on June 30, 2018, as finalized by the Board of Directors on July 25, 2018. The number of shares included in unearned units that have not vested is based on the actual performance results for the completed performance period which resulted in no payout. The market or payout value for all Stock Awards was calculated at the closing market price at June 30, 2018 of $24.50.
(2)
The vesting of performance stock units granted effective July 1, 2016 depends upon attainment of performance requirements where the Adjusted Operating Income cumulatively reflects either a two- or three-year growth rate objective when compared to the immediately prior fiscal years. These shares have not met the two-year performance objective by June 30, 2018, and may meet the three-year performance objective on June 30, 2019 and time vest on June 30, 2019. The number of Unearned Shares included for purposes of the Outstanding Equity Awards at 2018 Fiscal Year-End table is based on the actual performance results for the truncated performance period and assumes payout at the next highest payout level, which is the threshold level, and the market or payout value was calculated at the closing market price at June 30, 2018 of $24.50.
(3)
The vesting of performance stock units granted effective July 1, 2017 depends upon attainment of performance requirements where the Adjusted Operating Income cumulatively reflects either a two- or three-year growth rate objective when compared to the immediately prior fiscal years. Any stock units that have performance vested by June 30, 2019 will time vest on June 30, 2019. Any stock units which did not meet the two-year performance objective by June 30, 2019, may meet the three-year performance objective on June 30, 2020 and time vest on June 30, 2020. The number of Unearned Shares included for purposes of the Outstanding Equity Awards at 2018 Fiscal Year-End table is based on the actual performance results for the truncated performance period and assumes payout at the next highest payout level, which is the threshold level, and the market or payout value was calculated at the closing market price at June 30, 2018 of $24.50.
(4)
The shares of stock units granted between 1997 and 2002 have vested and the deferral period will end upon Mr. Kathwari's termination of employment for any reason.
(5)
The vesting of performance stock units granted on April 19, 2016 depends upon attainment of performance requirements where the Adjusted Operating Income cumulatively reflects either a two- or three-year growth rate objective when compared to the immediately prior fiscal years. The Shares or Units of Stock That Have Not Vested have met the two-year June 30, 2017 performance objective, and were awarded and transferred on July 26, 2017, after the determination of the shares awarded was finalized by the Board of Directors. These shares meeting the two-year performance objectives will time vest on April 19, 2019.The market value was calculated at the closing market price at June 30, 2018 of $24.50. The Unearned Units represent the remaining portion of stock units granted on April 19, 2016 which did not meet either the two or three-year performance objectives by June 30, 2018, after determination was finalized by the Board of Directors on July 25, 2018. The number of Unearned Shares included for purposes of the Outstanding Equity Awards at 2018 Fiscal Year-End table is based on the actual performance results for the completed performance period which resulted in no payout.

(6)
The vesting of performance stock units granted on April 27, 2017 depends upon attainment of performance requirements where the Adjusted Operating Income cumulatively reflects either a two- or three-year growth rate objective when compared to the immediately prior fiscal years. Any stock units that have performance vested by June 30, 2019 will time vest on April 27, 2020. Any shares that have performance vested by June 30, 2020 will time vest on June 30, 2020. The number of shares included for purposes of the Outstanding Equity Awards at 2018 Fiscal Year-End table is based on the actual performance results for the truncated performance period and assumes payout at the threshold level, and the market or payout value was calculated at the closing market price at June 30, 2018 of $24.50.
(7)
The performance options granted on January 31, 2014 met the performance conditions on June 30, 2016, and will time vest on June 30, 2019.
(8)
One third of the performance options granted on June 15, 2015 attained the performance requirements where the Adjusted Operating Income cumulatively reflected either a two- or three-year growth rate objective when compared to the immediately prior fiscal years. These awards will time vest ratably in two equal tranches on June 30, 2019 and 2020.

Option Exercises and Stock Vested in 2018

	Option Awards		Stock Awards

	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

M. Farooq Kathwari	—	—	59,211	1,823,699	(1)

Corey Whitely	—	—	—	—

Kathy Bliss	—	—	—	—

Daniel M. Grow	—	—	—	—

Tracy Paccione	—	—	—	—

  (1)
  Upon vesting of the fiscal 2016 PSU grant, Mr. Kathwari tendered 35,714 shares in payment of the exercise cost and related minimum tax withholding liability resulting in 23,497 net new shares being issued.

2018 Nonqualified Deferred Compensation

                The Company maintains three nonqualified deferred compensation plans for Mr. Kathwari. (1) The dividend book account holds dividends and accrued interest payable from a restricted stock book account established pursuant to his previous employment agreements. As of each dividend record date for the Common Stock occurring on or after the date of any grant made pursuant to his previous employment agreements, of shares of restricted stock, but prior to the date such shares became vested or forfeited, an account established by the Company for the benefit of Mr. Kathwari was credited with an amount equal to the dividends which would have otherwise been paid with respect to the shares. Amounts credited to the account are credited with interest at the rate of 5% per year until distribution. Mr. Kathwari is fully vested in all amounts credited to the account, which will be distributed to him in cash as soon as practicable after the termination of his employment. (2) The Stock Unit account holds 126,000 stock units issued in connection with Mr. Kathwari's 1997 employment agreement and for which payment has been deferred until termination of employment. Dividends are paid in cash to Mr. Kathwari on these stock units. (3) The retirement contract account entitles Mr. Kathwari to a maximum payment of $225,000 under an agreement dated September 26, 1983, subject to a cost of living adjustment at the time of payment. Such payment has been deferred until the month in which his employment with the Company terminates, and shall be paid in 120 monthly installments. In the event Mr. Kathwari shall die before receiving all retirement payments Mr. Kathwari's widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of (a) her death or (b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)

M. Farooq Kathwari
Dividend book account	$—	$—	$30,572	$—	$622,284
Retirement Contract	—	—	—	—	225,000
Stock Units	—	—	134,820	(134,820)	3,087,000

(1)
The dividend book account earned dividends on unvested restricted stock, and 5% interest. The Stock Unit account paid quarterly cash dividends on the stock units held in the account. The aggregate amount of earnings and dividends previously reported as compensation to Mr. Kathwari with respect to the Dividend book account and the Stock Units in the Summary Compensation Table for all previous years was $1,525,001.
(2)
The "Aggregate Balance" with respect to the Retirement Contract is the total of payments due upon Mr. Kathwari's separation from service. The deferred account balances are distributed in full upon separation of employment, except for retirement contract payments, which would be paid over 120 months.

Change in Control

                As of the end of fiscal year 2018 we maintained a change in control provision with the CEO as set forth in the 2015 Employment Agreement. We also have change in control provisions with all our NEOs as set forth in the Change in Control Severance Plan and in restricted stock and stock option agreements.

                The Company's plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company's incumbent directors cease to constitute at least a majority of the Board of directors of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

                For any benefits to be earned, a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a "double trigger"). The plan does not provide tax gross ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive's retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. The plans or agreements include non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims.

                Potential payments under the plans and agreements are reflected in the table that follows under Potential Payments upon Termination or Change in Control. The treatment of benefits under each plan or agreement on termination or change in control is detailed in the footnotes to the table.

Potential Payments upon Termination or Change in Control

                The amount of compensation which would have been payable to the NEOs upon termination of employment, assuming a June 30, 2018 termination date, and for purposes of the last column, a change in control as of the same date, is listed in the following table. A termination of employment is a requirement for the acceleration of stock option grants and restricted stock awards upon a change in control. Under the 2015 Stock Incentive Plan the Compensation Committee, may, in its discretion, notwithstanding the grant or award agreement, upon termination without cause, fully vest any and all Ethan Allen common stock awarded pursuant to a restricted stock award or stock option grant, unless the award was granted to a "covered employee" (as defined in the applicable Treasury Regulations) and the award was designed to meet the exception for performance-based compensation under Section 162(m) of the Code. The chief financial officer, Mr. Whitely, is not included as a "covered employee" under the applicable Treasury Regulations. Mr. Kathwari's restricted stock awards are governed by his employment agreement and no assumption is made regarding Compensation Committee action fully vesting those awards. The amount shown assumes the Compensation Committee fully vested any and all time-based restricted stock awards and stock option grants and Mr. Whitely's performance-based restricted stock grants under the 2015 Stock Incentive Plan. If Mr. Kathwari's employment is terminated for any reason, including death, disability or change in control, the value of nonqualified deferred compensation plan accounts would be become immediately payable in accordance with the term of those agreements. See "Nonqualified Deferred Compensation" table for more information on those plans.

 2018 Potential Payments upon Termination or Change in Control

	For Cause	Voluntary Termination/ Non-renewal/ Retirement	Without Cause/ Good Reason/ Termination	Death or Disability	Change in Control (14)

M. Farooq Kathwari
Salary continuation (1)	$ —	$ —	$ 2,300,100	$ 1,150,050	$ 2,300,100
Bonus (2)	—	2,000,000	2,000,000	2,000,000	2,000,000
Life & disability payments (3)	—	—	100,000	50,000	50,000
Stock options (4)	—	—	—	—	—
Performance unit awards (5)	—	4,696,920	—	4,696,920	3,326,831
Health and welfare payments (6)	—	32,197	32,197	—	32,197
Corey Whitely
Salary (7)	—	—	—	—	500,000
Bonus (8)	—	—	—	—	94,317
Stock options (9)	—	—	—	—	—
Stock units (10)	—	—	—	—	183,260
Kathy Bliss
Salary (7)	—	—	—	—	325,000
Bonus (8)	—	—	—	—	43,333
Stock options (9)	—	—	—	—	—
Stock units (11)	—	—	—	—	—
Daniel M. Grow
Salary (7)	—	—	—	—	350,000
Bonus (8)	—	—	—	—	49,460
Stock options (9)	—	—	—	—	—
Stock units (12)	—	—	—	—	115,150
Tracy Paccione
Salary (7)	—	—	—	—	340,000
Bonus (8)	—	—	—	—	53,217
Stock options (9)	—	—	—	—	—
Stock units (13)	—	—	—	—	115,150

(1)
Under the 2015 Employment Agreement, if his employment is terminated other than for cause, Mr. Kathwari is entitled to salary continuation through June 30, 2020, or in the event of death or disability, through June 30, 2019. The amount disclosed is the total undiscounted amount of future payments.
(2)
Under the 2015 Employment Agreement, if his employment is terminated other than for cause, Mr. Kathwari would receive a prorated bonus entitlement from the beginning of the fiscal year through the termination date. Mr. Kathwari received no bonus payment for fiscal 2018. However, if Mr. Kathwari's employment is terminated by the Company without cause or by Mr. Kathwari for good reason (as defined in the 2015 Employment Agreement), Mr. Kathwari would be entitled to a lump sum payment, within 75 days following termination of employment, equal to the lesser of (i) the sum of his two (2) largest bonuses or (ii) $2.0 million.
(3)
Under the 2015 Employment Agreement, if his employment is terminated without cause, the Company would continue to pay life and disability insurance payments for two years post-termination, i.e., through June 30, 2020, or in the event of death, disability, or change in control, through June 30, 2019. The amount disclosed is the total undiscounted amount of future payments.
(4)
Equity awards that were fully vested by their terms as of June 30, 2018 are not included in the table above. For information on any outstanding stock option awards, including those that are fully vested and unexercised as of June 30, 2018, see the "Outstanding Equity Awards at Fiscal Year-End" table. At June 30, 2018, all of Mr. Kathwari's options were fully vested.
(5)
For information on any outstanding performance unit awards, see the "Outstanding Equity Awards at Fiscal Year-End" table. If terminated due to retirement, death or disability, 162,500 shares would remain outstanding and be subject to vesting and earning in accordance with the 2015 Employment Agreement. In the event of a change in control, 130,000 shares would vest immediately. The closing market price at June 30, 2018 was used to value the shares.
(6)
If Mr. Kathwari's employment is terminated other than for cause, Mr. Kathwari is entitled to health and welfare benefits for a period of 24 months following the termination of his employment. The Company's estimated cost for medical and dental insurance was used to value the benefit.
(7)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to 12 months' salary in the event of a change in control.
(8)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to the average of the last three fiscal years bonus in the event of a change in control.
(9)
Stock option awards that were fully vested by their terms as of June 30, 2018 are not included in the table above. For information on any outstanding stock option awards, including those that are fully vested and unexercised as of June 30, 2018, see the "Outstanding Equity Awards at Fiscal Year-End" table. Amounts reflect the excess of the exercise price of the option and the closing market price of $24.50 as of June 30, 2018, over the exercise price, which reflects the value that would have been recognized upon immediate vesting upon termination without cause or for good reason, death or disability, or due to a change in control.
(10)
For information on any outstanding stock unit awards, see the "Outstanding Equity Awards at Fiscal Year-End" table. In the event of a change in control, 7,480 shares would vest immediately. The closing market price at June 30, 2018 was used to value the shares.
(11)
For information on any outstanding stock unit awards, see the "Outstanding Equity Awards at Fiscal Year-End" table. In the event of a change in control, Ms. Bliss has no shares that would vest immediately. The closing market price at June 30, 2018 was used to value the shares.
(12)
For information on any outstanding stock unit awards, see the "Outstanding Equity Awards at Fiscal Year-End" table. In the event of a change in control, 4,700 shares would vest immediately. The closing market price at June 30, 2018 was used to value the shares.

(13)
For information on any outstanding stock unit awards, see the "Outstanding Equity Awards at Fiscal Year-End" table. In the event of a change in control, 4,700 shares would vest immediately. The closing market price at June 30, 2018 was used to value the shares.
(14)
Amounts reflect termination by Company without cause, or resignation by executive with good reason, in connection with a Change in Control.

                For purposes of better understanding the foregoing, certain terms are summarized below:

  •
  Generally, a "change in control" means (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then-outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company's incumbent directors cease to constitute at least a majority of the Board of directors of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

  •
  Generally with respect to Mr. Kathwari, "Good Reason" means and shall be deemed to exist if, without Mr. Kathwari's consent: (a) he is assigned any duties or responsibilities materially inconsistent with his titles or positions; (b) his duties, responsibilities or effective authority is reduced; (c) he is not appointed to, or is removed from, his offices or positions (including as a director and Chairman of the Board of Directors and of Ethan Allen Global, Inc.; (d) the Company breaches any material term or provision of the 2015 Employment Agreement or fails to have the agreement assumed by a successor; (e) his compensation is decreased; (f) his office location is changed more than 50 miles from its location in Danbury, Connecticut; (g) the Company attempts to terminate his employment for cause when cause does not exist; or (h) a change in control occurs (under certain conditions).

  •
  Generally, "cause" means (a) the conviction of a felony or (b) gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company, a subsidiary and/or affiliate in carrying out his duties that remains uncured.

Equity Compensation Plan Information

                The following table sets forth certain information regarding our equity compensation plans as of June 30, 2018

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrant and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders (1)	891,694	$13.66	1,447,639

Equity compensation plans not approved by security holders (2)	-	-	-

Total	891,694	$13.66	1,447,639

(1)
Amount includes stock options outstanding under our Option Plan as well as unvested shares of restricted stock and vested stock units which have been provided for under the provisions of the Option Plan. See Note 10 to our Consolidated Financial Statements included under Item 8 of the Annual Report on Form 10-K for the year ended June 30, 2018 for a discussion of share-based compensation.
(2)
As of June 30, 2018, we did not maintain any equity compensation plans that have not been approved by our stockholders.

Compensation Policies and Risk

                Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Based on these assessments, we concluded that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

                As part of the risk assessments, the Compensation Committee reviewed the cash and equity incentive programs for senior executives and concluded that certain aspects of the programs reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for senior executives to work for long-term growth of the Company, including claw-back provisions limiting the incentive to take excessive risk for short-term gains, imposing caps on cash bonuses, requiring compliance with our

Code of Conduct and giving the Compensation Committee the power to reduce payouts under our compensation plans. More specifically, this conclusion was based on the following considerations:

Pay Mix	Compensation mix of base salary and short-term and long-term incentives provides compensation opportunities measured by a variety of time horizons to balance our near-term and long-term strategic goals.

Performance Metrics	A variety of distinct performance metrics are used in both the short-term and long-term incentive plans. This multiple-metric approach to performance metrics encourages focus on sustained and holistic overall Company performance.
Performance Goals	Goals are approved by our Compensation committee and independent directors and take into account our historical performance, current strategic initiatives and the expected macroeconomic environment. In addition, short-term and long-term incentive compensation programs are designed with payout ranges above and below target levels and within a range that support our pay for performance philosophy.

Equity Incentives	Equity incentive programs and stock ownership guidelines are designed to align management and stockholder interests by providing vehicles for executive officers to accumulate and maintain an ownership position in the Company.
Risk Mitigation Policies	We incorporate several risk mitigation policies into our officer compensation program, including:
• The Compensation Committee's ability to use "negative discretion" to determine appropriate payouts under formula-based plans;
• A clawback policy to recover incentive compensation that was based on inaccurate financial statements;
• Stock ownership guidelines for executive officers and directors; and
• Anti-hedging and anti-pledging policies.

Compensation Committee Interlocks and Insider Participation

                No member of the Compensation Committee is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a director or member of the compensation or similar committee of another entity whose executive officer(s) serve as a member of the Board or the Compensation Committee.

Pay Ratio Disclosure

                In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Act that requires U.S. publicly traded companies to disclose the ratio of their Principal Executive Officer's compensation to that of their median employee. For this required disclosure, our Chief Executive Officer, is considered to be our Principal Executive Officer.

                For fiscal year 2018:

  •
  The annual total compensation of our Chief Executive Officer was $2,928,999; and

  •
  The estimated median of the annual total compensation of all employees of our Company, other than our Chief Executive Officer, was $34,012

                Based on this information, for 2018 the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual compensation of all employees, excluding our Chief Executive Officer, was 86 to 1.

                The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.

                To identify the median employee, we used the total compensation, which includes base pay, bonus, incentive, commission, overtime, 401k company match, profit sharing, equity, and other compensation, as applicable, for all of our U.S. employees, excluding our CEO, and all of our employees located in Canada, Mexico and Honduras who were employed by us on June 22, 2018 as our consistently applied compensation measure (CACM"). We included full-time, part-time, seasonal and temporary employees and did not annualize the compensation for our permanent full-time and part-time employees who were not employed with us for the entire fiscal year. We applied the U.S. dollar exchange rate as of June 22, 2018 to the compensation elements paid in Canadian, Mexican, and Honduran currency. No cost of living adjustments were applied.

                Applying the CACM, we identified one employee as the median employee. After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as shown in the preceding 2018 Summary Compensation Table.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                The Audit Committee selects and hires our independent registered public accounting firm and has appointed KPMG LLP, ("KPMG"), as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2019. In executing its responsibilities, the Audit Committee reviews the qualifications, performance and independence of its registered public accountant annually. In conducting its review, the Audit Committee considered, among other things: information relating to audit effectiveness; the depth and expertise of the audit team, including their demonstrated understanding of the Company's businesses, significant accounting practices, and system of internal control over financial reporting; the quality and candor of KPMG's communications with the Audit Committee and management; the accessibility, responsiveness, technical competence, and professionalism of the lead audit partner and other members of the audit team assigned to our account; KPMG's tenure, institutional knowledge and deep expertise as our independent auditor; the impact to the Company of changing auditors; the appropriateness of KPMG's fees; and KPMG's ability to employ professional skepticism, objectivity, integrity, and trustworthiness. The Audit Committee also received from KPMG a formal written statement describing all relationships between the firm and the Company that might bear on the firm's independence, consistent with the applicable requirements of the PCAOB. The Audit Committee discussed with KPMG any relationships that may impact the firm's objectivity and independence and satisfied itself as to the firm's independence.

                While KPMG was the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2018 and has been retained as the Company's independent registered public accounting firm continuously since 1989, in accordance with SEC rules and KPMG policies, the firm's lead engagement partner rotates every five years. In assessing independence, the Audit Committee reviews the fees paid, including those related to non-audit services. As a result of its evaluation of KPMG's qualifications, performance and independence, the Audit Committee and the Board of Directors believe that the continued retention of KPMG to serve as the Company's independent registered public accounting firm for the year ending June 30, 2019 is in the best interests of the Company and its stockholders. Representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. We are asking you to ratify the Audit Committee's appointment of KPMG as our independent registered public accounting firm.

                Although ratification is not required by our By-Laws, the Board of Directors is submitting the appointment of KPMG to you for ratification as a matter of good corporate practice, upon the recommendation of the Audit Committee. If the Audit Committee's appointment is not ratified, it will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

                Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of KPMG as our independent registered public accounting firm for the year ending June 30, 2019. The affirmative vote of the holders of the majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2019.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2019.

Audit Fees

                The following table represents a summary of professional fees paid to KPMG for services rendered in connection with: (i) the audit for the Company's annual financial statements for the fiscal years ended June 30, 2018 and 2017 and (ii) other permissible services.

	2018	2017

Audit fees (1)	1,247,906	1,420,568

Audit-related fees	—	—

Tax fees (2)	47,337	163,212

All other fees	—	—

Total fees	1,295,243	1,583,780

(1)
In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees that the Company paid to KPMG for the audit of the Company's annual financial statements included in the Form 10-K and review of the Company's interim financial statements included in the Forms 10-Q; for the attestation of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of SOX; and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.
(2)
"Tax fees" consist of fees incurred in connection with tax compliance, tax advice and tax planning services.

                The Audit Committee has determined that the provision of tax services by KPMG is compatible with maintaining their independence.

Audit and Non-Audit Engagement Pre-Approval Policy

                To help assure the independence of the Company's independent registered public accounting firm, the Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be approved in advance by the Chair of the Audit Committee or, in the Chair's discretion or in the case that any such engagement is more than $10,000, the entire Audit Committee. All of the service provided to us by KPMG were pre-approved by the Audit Committee in accordance with this policy.

AUDIT COMMITTEE REPORT

                The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The Company's independent registered public accounting firm, KPMG, has the primary responsibility to independently audit the Company's financial statements and its internal controls in accordance with the auditing standards of the Public Company Accounting Oversight Board. The duties of the Audit Committee include, but are not limited to:

  •
  appointing and reviewing the performance of the Company's independent registered public accounting firm;

  •
  assessing the scope and structure of the Company's internal audit function;

  •
  reviewing the scope of audits to be conducted, as well as the results thereof;

  •
  pre-approving audit and permitted non-audit- services provided to the Company by the independent registered public accounting firm; and

  •
  reviewing with management and the independent registered public accountants the Company's quarterly financial filings prior to the filing of its Quarterly Reports on Form 10-Q and the Company's Annual Report on Form 10-K.

                In accordance with SEC regulations, the Audit Committee has approved an Audit Committee Charter describing the responsibilities of the Audit Committee. The Board of Directors has concluded that each member of the Audit Committee is independent within the meaning of the listing standards of the NYSE and the SEC, including the additional independence requirements applicable to audit committee members. See "Corporate Governance". The Board of Directors has determined that all Audit Committee members, as required by SEC regulations and NYSE rules, are financially literate with accounting or related finance management expertise, as interpreted by the Board of Directors. The Board of Directors has determined that three members of the Audit Committee are an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of SEC Regulation S-K and independent as contemplated by Rule 10A-3 of the Exchange Act.

                In fulfilling its oversight responsibilities, the Audit Committee reviewed, with management and KPMG, the audited financial statements contained within the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, the Audit Committee reviewed with management and KPMG, the Company's independent registered public accounting firm, the results of management's assessment of the effectiveness of the Company's system of internal control over financial reporting as of June 30, 2018 and KPMG's audit of internal control over financial reporting as of June 30, 2018.

                The Audit Committee reviewed with KPMG, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment(s) as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also reviewed such other matters as are required to be discussed under applicable auditing standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB"). The Audit Committee has received and reviewed with KPMG the written disclosures and letter regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG their independence from management and the Company, and considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG's independence.

                The Company also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year. The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and KPMG to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

                The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met independently with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal control and the overall quality of the Company's financial reporting practices, which included, but were not limited to, the review of the quarterly Form 10-Q filings and annual Form 10-K filing.

                In reliance on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements for the year ended June 30, 2018 be included in the Company's Annual Report on Form 10-K for the fiscal year then ended. The Audit Committee has selected KPMG LLP as our independent registered public accounting firm and has asked the stockholders to ratify the selection.

DOMENICK J. ESPOSITO, CHAIR JAMES B. CARLSON MARY GARRETT JAMES W. SCHMOTTER

                The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Questions and answers about our Annual Meeting and voting
Q:
What is the purpose of Annual Meeting?

A:
We will hold the Annual Meeting to enable stockholders to vote on the following matters:

Proposal 1.	to elect seven director nominees identified in this Proxy Statement to serve until the 2019 Annual Meeting of Stockholders;
Proposal 2.	to approve, by a non-binding advisory vote, Named Executive Officer compensation;
Proposal 3.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year; and

to transact such other business as may properly come before the Annual Meeting.

Stockholders will be asked to vote for nominees for all director seats on the Board of Directors as of the Annual Meeting. The term of office for directors elected at the Annual Meeting will continue until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier removal, resignation or death. The Board of Directors' nominees for election are: M. Farooq Kathwari, James B. Carlson, John J. Dooner, Jr., Domenick J. Esposito, Mary Garrett, James W. Schmotter and Tara I. Stacom.

Q:
What is a proxy?

A:
A proxy is a document by which you authorize someone else to vote for you at a stockholder meeting in the way that you want to vote. That document is called a "proxy" or, if your shares are held in "street name" (i.e., through a bank, broker or other nominee) and you give instructions to the record holder of your shares, is called a "voting instruction card." You also may choose to abstain from voting.

This Proxy Statement and the accompanying proxy or voting instruction card is furnished in connection with the solicitation by the Board of Directors, of proxies for use at the Annual Meeting to be held on Wednesday, November 14, 2018 at the Ethan Allen International Corporate Headquarters, 25 Lake Avenue Ext., Danbury, Connecticut 06811 at 10:00 A.M., Eastern Time, or any adjournment thereof. The Notice Regarding the Availability of Proxy Materials, this Proxy Statement and our 2018 Annual Report are first being made available to stockholders on or about October 2, 2018.

Q:
How are proxies being solicited and who pays the related expenses?

A:
Proxies are being solicited principally by mail, by telephone and through the Internet. In addition to sending you these materials, some of our directors and officers, as well as management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by the Company, postings on our website, www.ethanallen.com and print advertisements. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Georgeson LLC ("Georgeson") located at 1290 Avenue of the Americas, New York, New York 10104, a professional proxy solicitation firm, to provide customary solicitation services for a fee of $7,000 plus out of pocket expenses. We will pay the expenses in connection with our solicitation of proxies.

Q:
Who is entitled to vote?

A:
Only record holders of shares of our Common Stock, par value $.01 per share ("Common Stock"), at the close of business on the record date for the Annual Meeting are entitled to vote at the Annual Meeting. The Board of Directors has fixed the close of business on September 17, 2018 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 26,529,294 shares of Common Stock outstanding. The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on.

Q:
How can I access the proxy materials on the Internet?

A:
In accordance with the rules of the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We instead sent stockholders a Notice Regarding the Availability of Proxy Materials (the "Notice") with instructions for accessing the proxy materials via the Internet and voting via the Internet or by telephone. The Notice was mailed on or about October 2, 2018. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

The Notice provides you with instructions regarding how to:

•
view the proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•
instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:
How do I receive a copy of the Annual report?

A:
The 2018 Annual Report is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the Notice, this Proxy Statement and our 2018 Annual Report are available at our website at www.ethanallen.com/investors. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. Upon written request by any stockholder to Office of the Corporate Secretary, Ethan Allen Interiors Inc., PO BOX 1966, Danbury, Connecticut 06813-1966, we will furnish, without charge, a copy of the 2018 Annual Report, including the financial statements and the related footnotes. The Company's copying costs will be charged if exhibits to the 2018 Annual Report on Form 10-K are requested. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC's website at www.sec.gov or on our website at www.ethanallen.com/investors.

Q:
How do I vote?

A:
You can vote either in person at the Annual Meeting or by proxy, whether or not you attend the Annual Meeting. You can vote by proxy in three ways:

•
By mail—If you are a stockholder of record, you can submit a proxy by completing, dating, signing and returning your proxy in the postage paid envelope provided. You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank or other similar organization on how to vote your shares, and the brokerage firm, bank or other similar organization is required to vote your shares in accordance with your instructions. To provide instructions to your brokerage firm, bank or other similar organization by mail, please complete, date, sign and return your voting instruction card in the postage paid envelope provided by your brokerage firm, bank or other similar organization.

•
By telephone—If you are a stockholder of record, you can submit a proxy by telephone by calling the toll-free number listed on the proxy, entering your control number located on the proxy or voting instruction card and following the prompts. If you are a beneficial owner and if the brokerage firm, bank or other similar organization that holds your shares offers telephone voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit a proxy by telephone.

•
By Internet—If you are a stockholder of record, you can submit a proxy over the Internet by logging on to the website listed on the proxy, entering your control number located on the proxy or voting instruction card and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank or other similar nominee that holds your shares offers Internet voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit your proxy over the Internet.

Your vote is important. The Board urges you to submit a proxy for your shares as soon as possible by following the instructions provided on the enclosed proxy or voting instruction card you receive from your brokerage firm, bank or other similar organization. Internet and telephone submission of proxies is available 24 hours a day, and, if you use one of those methods, you do not need to return a proxy or voting instruction card. Unless you are planning to vote at the Annual Meeting in person, your proxy must be received by 11:59 p.m., Eastern Time, on Tuesday, November 13, 2018. Even if you submit your proxy or voting instructions by one of the methods listed above, you still may vote at the Annual Meeting in person if you are the record holder of your shares. If you are a beneficial owner, you must obtain a "legal proxy" from the record holder in order to vote your shares at the Annual Meeting. Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.

Q:
What happens if I do not provide instructions on how to vote or if other matters are presented for determination at the Annual meeting?

A:
If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If your shares are held in your name (i.e., not in "street name" through a broker) and if you sign your proxy card, but do not specify how you want your shares to be voted, the persons named as proxy holders on the proxy card will vote as the Board of Directors recommends.

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the proxy holders will vote as the Board of Directors recommends or, if no recommendation is given, in accordance with their best judgment.

Q:
How can I vote my shares of Common Stock that I own through the Ethan Allen 401(k) plan for employees?

A:
If you own your shares through the Ethan Allen 401(k) plan for employees, you can direct the trustee to vote the shares held in your account in accordance with your instructions by returning the voting instruction card for your account or by registering your instructions over the Internet or by telephone as directed on the voting instruction card for your account. If you wish to instruct the trustee on the voting of shares held in your account, you should submit those instructions no later than 7:00 a.m., Eastern Time, on Monday, November 12, 2018. The trustee will vote shares for which no voting instructions were received on or before that date as directed by the plan fiduciary.

Q:
Can I change my vote after I have voted?

A:
Prior to the Annual Meeting, a later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should contact our Corporate Secretary or proxy solicitor at the addresses set forth below and request a new proxy or voting instruction card. The last vote received before the Annual Meeting will be the one counted. You also may change your vote by voting in person at the Annual Meeting.

Corporate Secretary Eric D. Koster PO BOX 1966 Danbury, CT 06813 (203) 743-8508	Proxy Solicitor Georgeson LLC 1290 Avenue of the Americans, 9th Floor New York, NY 10104 (866) 277-0928
Q:
What does it mean if I get more than one proxy or voting instruction card?

A:
If you get more than one proxy or voting instruction card, it means that your shares are registered in more than one way. Sign and return all proxy or voting instruction cards or vote each group of shares by mail, telephone or over the Internet to ensure that all your shares are voted.

Q:
Who are the proxyholders named by the Board for the Annual Meeting?

A:
Eric D. Koster and Corey Whitely were selected by the Board of Directors to serve as proxyholders for the Annual Meeting of stockholders voting on proxy or voting instruction cards. Each properly executed and returned proxy or voting instruction card will be voted by the proxyholders in accordance with the directions indicated thereon or, if no directions are indicated, in accordance with the recommendations of the Board of Directors. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, vote in favor of one or more specific nominee(s), withhold their vote as to all nominees or withhold their vote as to one or more specific nominee(s). Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by telephone, Internet, receipt by the Corporate Secretary or inspectors of election of either an instrument revoking the proxy or a duly executed proxy card bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Q:
Will my shares be voted if I do not provide my proxy?

A:
If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy.

If your shares are held in the name of a brokerage firm or other nominee, under rules of the NYSE, your broker may vote your shares on "routine" matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm for fiscal 2019. If a brokerage firm votes your shares on a routine matter in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as "FOR" votes or "AGAINST" votes, as the case may be, depending on how the broker votes. Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a "broker non-vote" will occur and your shares will not be voted on these matters.

Q:
How many shares must be present to hold the Annual Meeting?

A:
In order for the Annual Meeting to be duly convened, one-third of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a brokerage firm, bank or similar organization, or its nominee, pursuant to a signed proxy or voting instruction card that are voted on any matter are included in determining the number of shares present. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes.

Q:
What vote is needed to elect directors?

A:
At the Annual Meeting, directors will be elected by a majority of the votes cast. This means that the number of votes cast "FOR" a director nominee's election must exceed 50% of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. Our bylaws provide that the Board of Directors shall not nominate for election as director any nominee who has not agreed to offer, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such offer to resign by the Board of Directors. If a nominee fails to receive the required number of votes for reelection, the Board of Directors (excluding the director in question) shall, within ninety (90) days after certification of the election results, decide whether to accept such incumbent director's offer to resign through a process overseen by the Corporate Governance & Nominations Committee (and excluding the director in question from all Board of Directors and committee deliberations). The Board of Directors in making its determination may consider any factor it deems relevant.

If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect in determining whether the required majority vote has been attained.

Q:
What vote is needed to approve the other Proposals?

A:
At the Annual Meeting, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote thereon is required to approve Proposal 2: the approval, by non-binding advisory vote, of executive compensation of the Company's NEOs, and; Proposal 3: the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2019 fiscal year.

If you do not instruct your broker how to vote with respect to Proposals 2, your broker may not vote with respect to the proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of the vote on Proposal 2, and therefore will have the same effect as a vote against such proposals. Broker non-votes will not be counted as present and are not entitled to vote on Proposal 2. Abstentions and broker non-votes will be counted as present and entitled to vote for the purposes of the vote on Proposal 3, and therefore will have the same effect as a vote against the proposal.

Approval of the Proposal 2 regarding compensation of our NEOs are advisory and will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results of the proposal and take them into consideration when making future decisions regarding executive compensation.

Q:
How will the votes be tabulated?

A:
The inspectors of election appointed for the Annual Meeting will tabulate the votes cast, in person or by proxy, at the Annual Meeting and will determine whether a quorum is present.

Q:
How do I revoke a proxy?

A:
If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the Annual Meeting.

If your shares are held in street name, there are special procedures that you must follow to revoke a proxy submitted via the Internet or by telephone or by marking, signing and returning a vote instruction card.

•
Revoking your vote and submitting a new vote before the deadline of 11:59 p.m., Eastern Time, on November 13, 2018. If you submit a proxy via the Internet, by telephone or by marking, signing and returning a vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

•
Revoking your vote and submitting a new vote after the deadline of 11:59 p.m., Eastern Time, on November 13, 2018. If you submit a proxy via the Internet, by telephone or by marking, signing and returning a vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

  •
  Revoking your vote and submitting a new vote by ballot at the Annual Meeting. If you submit a proxy via the Internet, by telephone or by marking, signing and returning a vote instruction card and wish to revoke it and vote at the Annual Meeting, you must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy or attend and vote at the Annual Meeting.

  •
  If you receive more than one proxy or voting instruction card on or about the same time, it generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each proxy or voting instruction card or, if you vote via the internet or telephone, vote once for each proxy or voting instruction card you receive.

Q:
Where can I find the results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and announce final results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

Q:
How can I attend the Annual Meeting?

A:
Only stockholders and certain other permitted attendees may attend the Annual Meeting. Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Proof of Ethan Allen stock ownership as of the record date, along with photo identification, will be required for admission. Stockholders holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization ("street name" holders) will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Annual Meeting.

Q:
What is householding?

A:
To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as "householding," reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the Annual Report or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to Ethan Allen Interiors Inc., PO BOX 1966, Danbury CT 06813-1966, attention: Corporate Secretary, or call us at (203) 743-8000.

Q:
How do I submit a proposal or nominate a director candidate for the 2019 annual meeting of stockholders?

A:
Stockholder Proposals

Stockholder proposals intended to be included in our proxy statement and voted on at our 2019 Annual Meeting of Stockholders must be received at our corporate headquarters at PO BOX 1966, Danbury, CT 06813-1966, Attention: Corporate Secretary, on or before June 4, 2019. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in the 2019 notice of Annual Meeting of Stockholders and the 2019 proxy statement.

Pursuant to our by-laws and applicable SEC rules and regulations, in order for any business not included in the proxy statement for the 2019 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not earlier than July 17, 2019 (120 days prior to November 14, 2019, the one year anniversary of the Annual Meeting), nor later than August 16, 2019 (90 days prior to November 14, 2019); provided, however that in the event that less than one hundred (100) days' notice or prior Public Announcement of the date of the annual meeting is given or made to stockholders, the Notice must be received by the Company's Secretary by not later than the close of business on the tenth (10th) day following the day on which such notice of the date the annual meeting was mailed. The notice must contain the information required by our by-laws. The foregoing by-law provisions do not affect a stockholder's ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC's proxy rules and referred to in the paragraph above. A copy of our by-laws is available upon request to: Ethan Allen Interiors Inc., PO BOX 1966, Danbury, CT 06813, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Nomination of director candidates

                Under our bylaws, if a stockholder plans to directly nominate a person as a director at an annual meeting of stockholders, the stockholder is required to place the proposed director's name in nomination by written request received by our Corporate Secretary not earlier than July 17, 2019 (120 days prior to November 14, 2019, the one year anniversary of the Annual Meeting), nor later than August 16, 2019 (90 days prior to November 14, 2019); provided, however that in the event that less than one hundred (100) days' notice or prior Public Announcement of the date of the annual meeting is given or made to stockholders, the Notice must be received by the Company's Secretary by not later than the close of business on the tenth (10th) day following the day on which such notice of the date the annual meeting was mailed. The notice must comply with all applicable statutes and regulations, as well as certain other provisions contained in our bylaws, which generally require the stockholder to provide certain information about the proposed director, the stockholder and the Ethan Allen Interiors Inc. securities held by the stockholder.

                In addition, our bylaws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our proxy statement for an annual meeting of stockholders. These proxy access provisions of our bylaws provide, among other things, that a stockholder or group of up to 20 stockholders seeking to include their director candidates in our proxy statement must own 3% or more of the Company's outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any proxy statement cannot exceed 20% of the number of directors then serving on the Board, but may be at least two directors. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of seven directors, the maximum number of proxy access candidates that we would be required to include in our proxy statement is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in the proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of Ethan Allen Interiors Inc. common stock held by each nominating stockholder or group of stockholders. Requests to include stockholder-nominated candidates in our proxy materials for next year's annual meeting of stockholders must be received by our Corporate Secretary not less than 120 days and not more than 150 days prior to the anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such Public Announcement of the date of the annual meeting was made, whichever first occurs. For our 2019 Annual Meeting, notice must be received by not earlier than June 17, 2019, and not later than July 17, 2019. The nominating stockholder or group of stockholders also must deliver the information required by our bylaws, and each nominee must meet the qualifications required by our bylaws.

ANNEX A—Reconciliation of GAAP and Non-GAAP Financial Measures

*    GAAP Reconciliation

Unaudited

	Fiscal years ended June 30,
	2015	2016	2017	2018
Adjusted Operating Margin
GAAP Operating Profit	$65.9	$89.2	$58.0	$48.9
Special items adjustment to operating profit (1)	4.6	(2.2)	7.0	1.3
Adjusted Operating Profit	70.5	87.0	65.0	50.1
Consolidated Net Sales	$754.6	$794.2	$763.4	$766.8
Adjusted Operating Margin	9.3%	10.9%	8.5%	6.5%
Return on Equity
GAAP Net Income	$37.1	$56.6	$36.2	$36.4
Special Items adjustment to net income (1)	4.1	(2.2)	4.4	0.9
Adjusted Net Income	41.2	54.4	40.6	37.3
Total Shareholders' Equity beginning of fiscal year	367.5	371.7	392.0	400.9
Total Shareholders' Equity end of fiscal year	371.7	392.0	400.9	383.9
Average Shareholders' Equity	$369.6	$381.8	$396.4	$392.4
Return on Equity	11.16%	14.26%	10.25%	9.51%
Adjusted Operating Income
GAAP Operating income				$48.9
Add back:
Special items adjustment to operating profit (1)				1.3
Incentive Bonus under the Employment Agreement—Other				0.2
Issuance of Capital Stock to Management (Restricted Stock Grant)				0.5
Issuance of Capital Stock to Management (Stock Option/Unit Grants)				0.4

Adjusted Operating Profit				$51.3

(1) Adjustments net of related income tax effects:
Real estate losses (gains)	$3.6	$(2.4)	$0.6	$—
Inventory write-down	—	—	6.4	—
Organizational changes and other exit costs	0.9	0.2	—	0.5
Contingent legal claim	—	—	—	0.5
Retail asset purchase costs	—	—	—	0.2

Special items adjustment to operating profit	4.6	(2.2)	7.0	1.3
Early debt extinguishment	3.7	—	—	0.1
Related tax effects (2)	(4.2)	0.0	(2.6)	(0.4)

Special items adjustment to net income	$4.1	$(2.2)	$4.4	$0.9

(2)
Related tax effects are calculated using a normalized tax rate of 30.5% in fiscal 2018 and 36.5% in prior fiscal years.

                The discussion of financial results includes references to the Company's consolidated operating income and net income, all excluding the effects of certain costs. A reconciliation of these financial measures to the most directly comparable financial measure reported in accordance with generally accepted accounting principles ("GAAP") is provided above.

                Management believes that excluding items which are deemed to be non-recurring in nature from financial measures such as operating income, net income, and earnings per share, allows investors to more easily compare and evaluate the Company's financial performance relative to prior periods and industry comparables. These adjusted measures also aid investors in understanding the operating results of the Company absent such non-recurring or unusual events.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 13, 2018 for shares held directly and by 7:00 a.m. Eastern Time on November 12, 2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 13, 2018 for shares held directly and by 7:00 a.m. Eastern Time on November 12, 2018 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ETHAN ALLEN INTERIORS INC. 25 LAKE AVENUE EXT. DANBURY, CT 06811-5286 ATTN: ERIC D. KOSTER TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E51715-P11868 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ETHAN ALLEN INTERIORS INC. The Board of Directors recommends you vote FOR each of the following nominees: 1. To elect seven director nominees identified in the proxy statement to serve until the 2019 Annual Meeting of Stockholders. Election of Directors The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2. To approve, by a non-binding advisory vote, Named Executive Officer compensation. To ra t i f y t h e ap p o i n tm e n t o f K P M G L L P a s o u r independent registered public accounting firm for the 2019 fiscal year. 1a. M. Farooq Kathwari 3. 1b. James B. Carlson 1c. John J. Dooner, Jr. NOTE: To transact such other business as may properly come before the meeting. 1d. Domenick J. Esposito 1e. Mary Garrett 1f. James W. Schmotter 1g. Tara I. Stacom For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. E51716-P11868 ETHAN ALLEN INTERIORS INC. Annual Meeting of Stockholders November 14, 2018, 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the "Company") hereby appoints Eric D. Koster and Corey Whitely as proxies for the undersigned, and each of them, with full power of substitution in each of them to attend the Annual Meeting of Stockholders (the "2018 Annual Meeting") to be held at the Ethan Allen Interiors Inc. International Corporate Headquarters at 25 Lake Avenue Ext., Danbury, CT 06811 on Wednesday, November 14, 2018, at 10:00 A.M., Eastern Time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the 2018 Annual Meeting and otherwise to represent the undersigned at the 2018 Annual Meeting with all powers possessed by the undersigned if personally present at the 2018 Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to the 2018 Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF EACH NOMINEE LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE 2018 ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is corporation, please sign in full corporate name by a duly authorized officer. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side. Address Changes/Comments: